UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PERRIGO COMPANY PLC

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NOTICE OF 2021 ANNUAL GENERAL MEETING

Virtual Meeting Only – No Physical Meeting Location

Wednesday, May 12, 2021

8:30 a.m. (EDT)

The 2021 Annual General Meeting (the “AGM”) of Shareholders of Perrigo Company plc (“the Company” or “Perrigo”) will be held virtually on Wednesday, May 12, 2021 at 8:30 a.m. (EDT) (1:30 p.m. (Irish Time)) via a live webcast. Please visit www.proxydocs.com/PRGO for more details.

Given the ongoing public-health crisis caused by the coronavirus (COVID-19) pandemic, related governmental and private sector actions, and the importance of safeguarding the health and well-being of our employees and shareholders; we will be conducting this year’s AGM in a virtual format only, via live webcast over the internet. We have designed the virtual AGM to provide the same rights and opportunities to participate as shareholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. You may virtually join the AGM and vote and submit your questions during the meeting by visiting www.proxydocs.com/PRGO and following the instructions.

Meeting Agenda:

1.	To elect, by separate resolutions, eleven director nominees to serve until the 2022 Annual General Meeting of Shareholders;
2.

To ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor, and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor;

3.	To provide advisory approval of the Company’s executive compensation;
4.	To renew the Board’s authority to issue shares under Irish law;
5.	To renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law; and
6.	To transact any other business that may properly come before the meeting.

Proposals 1 – 4 are ordinary resolutions requiring the approval of a simple majority of the votes cast at the meeting. Proposal 5 is a special resolution requiring the approval of not less than 75% of the votes cast. All proposals are more fully described in this Proxy Statement.

In addition to the above proposals, the business of the AGM shall include the consideration of the Company’s Irish Statutory Financial Statements for the fiscal year ended December 31, 2020, along with the related directors’ and auditor’s reports and a review of the Company’s affairs.

If you wish to join the virtual AGM, you must be a shareholder as of the record date, March 15, 2021. To participate in the AGM virtually via the Internet, please visit www.proxydocs.com/PRGO and register in advance prior to the deadline of May 10, 2021 at 5:00 p.m. (U. S. Eastern Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the virtual meeting and to submit questions during the virtual meeting. You may vote and will be able to ask questions and hear responses to questions during the AGM by following the instructions available on the meeting website during the meeting. If you hold your shares through a broker, bank or other nominee in “street name” (instead of as a registered holder) and you wish to participate and vote during the AGM, you will receive instructions from your broker, bank or other nominee that you must follow to participate and for your shares to be voted. Only shareholders of record on March 15, 2021 may vote on the matters to be acted upon at the meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership are available at www.proxydocs.com/PRGO.

Your vote is important. Please consider the issues presented in this Proxy Statement and vote your shares as soon as possible. To do so, you should promptly sign, date and return the enclosed proxy card or proxy voting instruction form or vote by telephone or Internet following the instructions on the proxy card or instruction form.

A shareholder entitled to attend and vote at the virtual AGM is entitled, using the form provided (or the form in section 184 of the Irish Companies Act 2014), to appoint one or more proxies to attend, ask questions and vote instead of him or her at the virtual AGM. A proxy need not be a shareholder of record.

By order of the Board of Directors

Todd W. Kingma

Executive Vice President, General Counsel

and Company Secretary

[April    , 2021]

We are once again pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. This e-proxy process expedites shareholders’ receipt of proxy materials while reducing the costs and the environmental impact of our annual meeting. On or about [April , 2021], we mailed to our beneficial owners and consenting shareholders of record a notice of internet availability of proxy materials containing instructions on how to access our proxy statement, Annual Report and Irish Statutory Financial Statements and how to vote online. All other shareholders will receive a paper copy of the proxy statement, proxy card, Annual Report and Irish Statutory Financial Statements by mail unless otherwise notified by us or our transfer agent. The notice of internet availability contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card, Annual Report and Irish Statutory Financial Statements if you only received a notice by mail or (ii) elect to receive your proxy statement, Annual Report and Irish Statutory Financial Statements over the Internet if you received them by mail this year.

This Proxy Statement, the Annual Report on Form 10-K and Irish Statutory Financial Statements for the fiscal year ended December 31, 2020, are available at www.proxydocs.com/PRGO.

Page
Proxy Summary	ii

Corporate Governance	1

Environmental, Social & Governance	5

Board of Directors and Committees	12

Certain Relationships and Related-Party Transactions	16

Director Compensation	17

Ownership of Perrigo Ordinary Shares	19

Delinquent Section 16(a) Reports	21

Executive Compensation	22

Potential Payments Upon Termination or Change in Control	43

Remuneration Committee Report	50

Equity Compensation Plan Information	50

CEO Pay Ratio	51

Audit Committee Report	52

Proposals to be Voted on:

(1) Election of Directors	53
(2) Ratification of the appointment of Ernst & Young LLP as the independent auditor of the Company and the authorization to fix the remuneration of the auditor	61
(3) Advisory vote on the Company’s executive compensation	62
(4) Renew the Board’s authority to issue shares under Irish law	63
(5) Renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law	64

Presentation of Irish Statutory Financial Statements	66

Annual Report on Form 10-K	67

Questions and Answers and Voting Information	68

Exhibit A	1

The proxy statement, form of proxy and voting instructions are being mailed to shareholders starting on or about [April , 2021].

i  2021 Proxy Statement

Proxy Summary

Proxy Summary

Here are highlights of important information you will find in this proxy statement. As this is only a summary, we encourage you to review the complete proxy statement before you vote.

Our Virtual Annual Meeting

Logistics

Date and Time May 12, 2021 at 8:30 a.m. (EDT) (1:30 p.m. (Irish Time))	Virtual Meeting Site: Please visit www.proxydocs.com/PRGO for more details

Record Date March 15, 2021	Shareholders on the close of business on the record date may vote on all matters.

Proposals

Resolutions Proposed for Shareholder Vote	Board Vote Recommendation	Page Reference for Additional Details
1. Election of directors	FOR each nominee	53
2. Ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor, and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor	FOR	61
3. Advisory vote on executive compensation	FOR	62
4. Renew the Board’s authority to issue shares under Irish law	FOR	63
5. Renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law	FOR	64

Governance

• Annual director elections	• Separate independent Chair and CEO roles

• 10 of 11 director nominees are independent	• Annual Board and committee assessments

• All committee members are independent	• Robust stock ownership guidelines

• Board of Directors is diverse in gender, ethnicity, experience and skills	• Majority voting for directors • No shareholder rights plan

• Regular Board refreshment	• Board level risk oversight

• Independent directors regularly meet in executive session	• Anti-hedging and anti-pledging policies • Regular shareholder engagement

Board Refreshment

•	Erica L. Mann was appointed to the Board in 2019.

•	Katherine C. Doyle was appointed to the board in July 2020

•	Orlando D. Ashford was appointed to the board in December 2020

•	Average tenure: approximately 3.36 years as of the date of the AGM.

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Proxy Summary

Executive Transition/Succession Planning

Richard Sorota was appointed Executive Vice President, President, Consumer Health Care Americas in March 2020, following the announced retirement of Jeffrey R. Needham.

2020 Performance Update1

In fiscal year 2020, management and the Board of Directors took decisive action and made significant progress in its three-year plan to transform Perrigo into a consumer Self-Care market leader. Some of our highlights include:

•	Delivered consolidated reported net sales of $5.1 billion, reported operating income of $0.1 billion, and adjusted operating income of $0.8 billion.

•

Grew consolidated adjusted net sales by 5.0%[2], net sales excluding divested businesses and currency by 6.4%[3] and organic net sales by 1.9%[4], despite the negative 1.4 percentage point impact from the extraordinary weak cough/cold/flu season.

•	Consumer Self-Care Americas adjusted net sales grew 9.0% to a record $2.7 billion; excluding the impact of currency and divestitures, net sales grew 10.3%, with organic net sales growing 3.4%.

•	Consumer Self-Care International adjusted net sales increased 0.8% to $1.4 billion; excluding divested businesses and currency, net sales grew 3.6%.

•	Prescription Pharmaceuticals reported net sales increased 0.8%.

•	Advanced the consumer self-care growth strategy with the acquisitions of:

•	The assets of Steripod®, a leading toothbrush accessory brand and innovator in the toothbrush protector market;

•	The oral care assets of High Ridge Brands, which strengthens Perrigo’s oral self-care leadership position as the #1 fastest growing value brand player in the children’s oral care category; and

•

Three Eastern European OTC skincare and hair loss treatment brands, expanding Consumer Self-Care International’s robust dermatology platform into growing geographies with market-leading, margin accretive brands.

•

Entered the cannabidiol (“CBD”) market through a strategic investment in and long-term supply agreement with Kazmira LLC, a leading supplier of hemp-based CBD products free of tetrahydrocannabinol (“THC”).

•

Reconfigured our portfolio by divesting the U.K.-based Rosemont Pharmaceuticals business, a generic prescription pharmaceuticals manufacturer focused on liquid medicines, for approximately $195 million; and completed our portfolio reconfiguration after announcing on March 1, 2021 an

1 See Exhibit A for reconciliation of Adjusted (non-GAAP) to Reported (GAAP).

2 Adjusted net sales excludes the 2019 net sales from the divested animal health business when the business was classified as held-for-sale and reverses certain product returns relating to the voluntary global market withdrawal of ranitidine in the third quarter of 2019.

3 Net sales growth excluding currency and divested businesses excludes the 2019 net sales from the divested animal health business when the business was classified as held-for-sale, reverses certain product returns relating to the voluntary global market withdrawal of ranitidine in the third quarter of 2019, excludes 2019 net sales from the divested animal health business before the business was classified as held-for-sale, excludes 2019 net sales from the Rosemont Pharmaceuticals business, excludes 2019 net sales from the Canoderm prescription product, and are on a constant currency basis.

4 Organic net sales growth excludes net sales from the 2020 acquisition of the Oral Care Assets purchased from High Ridge Brands from CSCA and CSCI, excludes net sales from the 2020 Eastern European Brands acquisition from CSCI, and Ranir net sales through the second quarter of 2020 from CSCA and CSCI.

iii  2021 Proxy Statement

Proxy Summary

agreement to sell the Rx Pharmaceutical business for $1.5 billion in cash and more than $50 million in other considerations, establishing Perrigo as a pure-play global consumer self-care company positioned to significantly enhance shareholder value.

•	Achieved more than $300 million in new product sales.

•	Grew our e-commerce sales by more than 100%.

•	Improved customer service levels while successfully managing through the COVID-19 pandemic without missing a single shift at any of our global facilities.

•	Invested in repeatable growth platforms through a centralized R&D team that added and replenished approximately $500 million in future new product pipeline potential.

•

Increased our dividend for the 18th consecutive year; issued $750 million in new debt at an attractive rate, repurchased $164 million of our stock, committed more than $300 million to capacity improvements and ended the year with $642 million of cash on the balance sheet.

•	ESG – strong progress in support of Perrigo’s commitment to environmental, social and governance matters, as described in detail on pages 5-11, including:

•	Adoption of the United Nations Sustainable Development Goals;

•	Quantifiable goals to reduce carbon emissions, reduce water usage, and increase recycle ready packaging; and

•	Strong focus and support of diversity and inclusion and human capital management.

Compensation

Executive Compensation Principles

•

Perrigo’s executive compensation program is designed to attract, motivate and retain our executive leadership team, including our named executive officers, who are leading Perrigo’s transformation and are key contributors to our long-term success. We also aim to ensure that all employees’ pay is linked to performance (both on an individual and operational basis).

What We Do	What We Do Not Do

Place emphasis on variable, at-risk, performance-based pay	Permit hedging or pledging of Perrigo stock Provide significant perquisites Reprice options Provide “single trigger” change in control cash severance benefits
Directly align executive compensation with shareholder returns through long-term operational, financial, and share price performance
Include clawback provisions in our incentive agreements
Have rigorous stock ownership guidelines

Use an independent compensation consultant

Conduct independent annual risk assessments

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Proxy Summary

Program Design

•	The primary elements of executive compensation consist of base salary, annual incentive and long-term equity incentive compensation.

•	The vast majority (greater than 75%, on average) of our executive compensation is performance-based and/or at-risk (i.e. not guaranteed).

•	Compensation is weighted toward long-term equity awards rather than short-term cash compensation to directly align the interests of executive leadership and our shareholders.

2020 Compensation

•

For 2020, base salaries for all named executive officers were increased at the same overall rates as our broader employee population – 3%, except for Mr. Sorota, whose increase reflected his promotion in March 2020.

•	The Annual Incentive Plan paid out above-target in connection with delivering above-target results while making significant progress in our three-year Self-Care transformation.

•	The three-year cumulative payout for the 2018-2020 ROTC-PSUs was 92% of target.

•	The three-year cumulative payout for the 2018-2020 rTSR-PSUs was 0%.

•

In 2020, named executive officers were granted annual long-term incentive plan (“LTIP”) awards allocated 50% to Adj. OI-PSUs that may be earned based on achievement of Adjusted Operating Income (“Adj. OI”) growth goals over three years (2020-2022), 20% to rTSR-PSUs that may be earned based on our relative total shareholder return (“rTSR”) performance versus the relevant peer group over three years, and 30% to RSUs vesting over three years—meaning 70% of our Executives’ Target Long-Term Incentive compensation is subject to performance hurdles in order to vest.

Questions and Answers, Voting and Virtual Meeting Access Information

Please see the Questions and Answers and Voting Information section beginning on page 68 for important information about voting, the proxy materials, and deadlines for submitting shareholder proposals and director nominees for the 2022 Annual General Meeting of Shareholders. Additional questions may be directed to Perrigo Company plc, Attn: General Counsel, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland or GeneralMeeting@perrigo.com.

v  2021 Proxy Statement

Corporate Governance

Corporate Governance

General

We manage our business under the direction of our Board of Directors. The Chief Executive Officer (“CEO”) is a member of, and reports directly to, our Board, and members of our executive management team regularly advise our Board on those business segments for which each executive has management responsibility. Our Board is kept informed through discussions with our CEO and other officers, by reviewing materials provided to them, by visiting our offices and by participating in Board and committee meetings.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that are available on our website (http://www.perrigo.com) under the heading Investors – Corporate Governance – Governance Guidelines. The Board may amend these guidelines from time to time. We will mail a copy of these guidelines to any shareholder upon written request to our Company Secretary, Todd W. Kingma, at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland or by email at GeneralMeeting@perrigo.com. As part of our ongoing commitment to corporate governance, we periodically review our corporate governance policies and practices for compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of both the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

Code of Conduct

Our Code of Conduct acknowledges that a reputation for ethical, moral and legal business conduct is one of Perrigo’s most valuable assets. In addition to acknowledging special ethical and legal obligations for financial reporting, the Code requires that our employees, officers and directors comply with laws and other legal requirements, adhere to our policies and procedures, avoid conflicts of interest, protect corporate opportunities and confidential information, conduct business in an honest and ethical manner and otherwise act with integrity and in Perrigo’s best interest. Our Code of Conduct is available on our website (http://www.perrigo.com) under the heading Investors – Corporate Governance – Code of Conduct, and we will promptly post any amendments to or waivers of the Code on our website. We will mail a copy of our Code of Conduct to any shareholder upon request to our Company Secretary, Todd W. Kingma, at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or at GeneralMeeting@perrigo.com.

Director Independence

Our Corporate Governance Guidelines provide that a substantial majority of our directors should meet NYSE independence requirements. A director will not be considered independent unless the Board of Directors determines that the director meets the NYSE independence requirements and has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its most recent annual review of director independence, the Board of Directors has determined that ten of our current eleven directors are independent, including Bradley A. Alford, Orlando D. Ashford, Rolf A. Classon, Katherine C. Doyle, Adriana Karaboutis, Jeffrey B. Kindler, Erica L. Mann, Donal O’Connor, Geoffrey M. Parker, and Theodore R. Samuels. Murray S. Kessler is not independent under these standards because he is currently serving as an officer of Perrigo.

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Corporate Governance

In making its independence determination, the Board of Directors has broadly considered all relevant facts and circumstances and concluded that there are no material relationships that would impair these directors’ independence.

Board Oversight of Risk

While management is responsible for day-to-day risk management, the Board of Directors is responsible for the overall risk oversight, and the Audit Committee is responsible for the overall framework for the risk assessment and enterprise risk management (“ERM”) process for the Company. The Board’s committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements; the Remuneration Committee is primarily responsible for risk oversight relating to executive compensation and the Company’s compensation policies and practices, along with corporate culture and diversity; and the Nominating & Governance Committee is primarily responsible for risk oversight relating to corporate governance and cybersecurity, along with sustainability and environmental matters. These committees report to the Board of Directors on risk management matters.

Management periodically presents to the Board of Directors its view of the major risks facing the Company, which may include a dedicated “enterprise risk management” presentation. Matters such as risk appetite and management of risk are also discussed at this meeting. In addition, risk is regularly addressed in a wide range of Board discussions, including those related to segment or business unit activities, specific corporate functions (such as treasury, intellectual property, capital allocation and taxation matters), acquisitions, divestitures and consideration of other extraordinary transactions. As part of these discussions, our directors ask questions, offer insights and challenge management to continually improve its risk assessment and management. The Board has full access to management as well as the ability to engage advisors to assist the Board in its risk oversight role.

The following chart provides a summary overview of key areas of risk oversight for the Board and management.

Board of Directors

Oversees Major Risks

Strategic and Competitive – Financial – Brand and Reputational – Legal and Regulatory

Operational – Cybersecurity – Organizational Succession Planning

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Corporate Governance

Management Key Risk Responsibilities
• Business units identify and manage business risks	• Central functions design risk framework, including setting boundaries and monitoring risk appetite	• Internal audit provides independent assurance on design and effectiveness of internal controls and governance practices

Board Leadership

Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders.

Our current leadership structure consists of a separate Chairman of the Board and Chief Executive Officer, and strong, active independent directors. The Board believes that the Company and its shareholders are well-served by this leadership structure at this time. In addition, having three independent Board Committees chaired by independent directors provides a formal structure for strong, independent oversight of the President and Chief Executive Officer and the rest of the Company’s management team.

Chairman of the Board

We have had a separate, independent Chairman of the Board since 2016. The Board has appointed Rolf A. Classon as Chairman of the Board since 2018. The role of the Chairman includes:

•	presiding at all Board meetings, including executive sessions of the independent directors;

•

serving as a liaison between the CEO and the independent directors, including being responsible for communicating with the CEO regarding CEO performance evaluations and providing feedback from the independent director sessions;

•	having the authority to call meetings of the independent directors; and

•	approving Board meeting agendas and schedules to assure there is sufficient time for discussion of all agenda items.

The Chairman is selected from those Perrigo directors who are independent and who have not been a former executive officer of Perrigo. The Chairman position is for an initial term of three years, subject to annual reviews by our Nominating & Governance Committee, annual re-election of that director at the intervening AGMs, and an annual appointment by the independent directors.

Shareholder Engagement

We believe that ongoing, transparent communication with our shareholders is critical to our long-term success. We have a robust shareholder engagement program, and we regularly communicate with our shareholders through a number of forums, including quarterly earnings presentations, investor conferences, securities filings, phone calls, correspondence, plant tours and individual meetings. During 2020, most of our

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Corporate Governance

shareholder communications were done virtually due to COVID-19 travel restrictions. We were able to conduct meaningful dialogue with many of our top shareholders, as well as numerous other current and prospective shareholders, on topics such as our business performance and overall corporate strategy, capital allocation, industry and market trends, corporate governance, M&A strategy and executive compensation. Our shareholders have provided us with valuable feedback and external viewpoints that inform the way we think about our business and strategy, and we are committed to a continuing dialogue.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits executive officers and directors of the Company from trading in options, warrants, puts and calls or similar instruments on Company securities and holding Company securities in margin accounts, as well as from pledging Company securities as collateral for a loan. In addition, the policy prohibits Company directors and all employees, including executive officers, from selling Company securities “short”, engaging in “short sales against the box”, and entering into hedging or monetization transactions or similar arrangements with respect to Company securities.

Political and Lobbying Activities and Expenditures

Given the nature and extent of political and lobbying activities by many companies, shareholders are often concerned about how boards oversee these types of activities and expenditures and desire disclosure of related policies and procedures to the extent the disclosure does not place the company at a competitive disadvantage. In this regard, we note that:

•	Perrigo does not regularly engage in political or lobbying activity and, historically, it has had limited, if any, expenditures associated with such activities.

•	As an Irish domiciled company, we are required to report any lobbying activity in Ireland, and we have not had to report any such activity in the last several years.

•	Our Code of Conduct, which is available on our website, states that Perrigo does not make political contributions.

However, in February 2020 our Nominating & Governance Committee and Board reviewed our governance policies and disclosures related to political and lobbying activities and adopted a written policy regarding political lobbying activities and expenditures that can be accessed on our website at:

https://investor.perrigo.com/corporate-governance.

4

Environmental, Social & Governance (ESG)

Environmental, Social & Governance (ESG)

Perrigo is committed to doing business in a socially, environmentally and fiscally responsible manner and being transparent with its reporting. That commitment is reflected in our well-established governance (as described above), corporate responsibility and sustainability programs as well as by our board oversight of governance and sustainability. We have self-reported on our ESG impact, goals, and progress in our Corporate Social Responsibility Report since 2013, which is published annually mid-year and can be found under “Corporate Social Responsibility” (CSR) on perrigo.com. Much of the below information can be found in the most recent report, which will be refreshed upon the next publication later this year.

Our Framework: The United Nations Sustainable Development Goals (SDG)

In 2020, Perrigo proudly adopted the United Nations SDGs as a global framework and committed to several specific targets within this framework for our ESG strategy, which are discussed here. More specifically, we committed to targets within Goals 12 and 13 related to the environment, targets within Goals 3 and 4 for education and wellness social impact, and targets within Goals 5 and 10 for diversity and inclusion initiatives. These initiatives are overseen primarily by the Nominating & Governance Committee, which is responsible for risk oversight relating to corporate governance, cybersecurity, sustainability and environmental matters.

While we adopted the UN SDG, we seek to accommodate aspects of other ESG reporting frameworks, including the Sustainability Accounting Standards Board (SASB), the Task Force on Climate-Related

Disclosures (TFCD), and the Carbon Disclosure Project (CDP) standards. We will continue to enhance our reporting consistent with these frameworks.

SUSTAINABILITY AND CLIMATE CHANGE SDG targets 12.2, 12.5, 12.6 and SDG targets 13.2 and 13.3

Perrigo’s commitment to the environment is supported by our global drive to enhance the sustainability of our operations, packaging, and supply chain as highlighted below. We formalized that commitment in 2015 by establishing a corporate sustainability strategy focused on reducing the environmental impact in these areas through 2020. Our performance through 2019 is summarized below. We will provide updated information on 2020 and the next iteration of our sustainable operations strategy and goals later this year in our 2021 CSR report.

5 2021 Proxy Statement

Environmental, Social & Governance (ESG)

OPERATIONS
Focus Area	Highlights
Reduce Greenhouse Gas Emissions by 15% from 2015 by 2020	• Trending at a 22% reduction against 2015 baseline
• 2019 emissions reduced by 0.5% over 2018, reducing 646
metric tons of CO2-e
• Continued implementing our strategy of increasing energy
efficiency, reducing usage, leveraging cleaner sources

Reduce Water Usage by 15% from 2015 by 2020

• Trending at an 8% reduction against 2015 baseline

• 2019 usage reduced by 12% over 2018

• Facility Highlight: Our Vermont facility implemented projects to regulate and reduce water flow rates and to replace solenoids for water cooling, resulting in a 12% reduction in usage despite a 3% increase in production volume

• Facility expansions and production increases have challenged our ability to achieve the 15% goal, but we remain committed to reducing overall consumption

PACKAGING
Focus Area	Highlights
Increase Recycle-Ready Packaging (CSCA 100%, CSCI 80% by 2025)	• As of 2020, approximately 69% of CSCA primary packaging was recycle-ready by weight
• As of 2020, approximately 66% of CSCI packaging was recycle-
ready
• Several initiatives are underway to improve recyclability, including the elimination of PVC plastic, label material changes and
partnership with the How2Recycle initiative

Increase use of Post- Consumer Recycled content (PCR) in Packaging (CSCA 20%, CSCI 30% by 2025)	• As of 2020, corrugated shippers for CSCA contain 50% to 100%
PCR paper
• Regulations relating to drug packaging in the US and Europe present sizeable challenges for PCR use in primary product
packaging, but we continue to work with industry groups and
regulators to promote use of PCR materials
• Several innovative sustainability projects underway to add PCR content in packaging
SUPPLY CHAIN
Focus Area	Highlights
Sustainable Palm Oil	• Perrigo is a member of the Roundtable for Sustainable Palm Oil
(RSPO) and is committed to sourcing RSPO-certified palm oil
and purchasing RSPO credits
• Three manufacturing sites are physically certified to RSPO standards, including our only two factories handling palm oil directly
• In 2019 we used over 1,200 metric tons of certified mass
balance palm oil and applied over 650 RSPO credits to offset a wide range of derivative usage in the US, UK, and the Nordics

Sustainable Sourcing	• Nearly 100% of the paper and cartons in our U.S. business are certified by the Sustainable Forestry Initiative or a similar organization

6

Environmental, Social & Governance (ESG)

Perrigo’s vision is to “make lives better, by bringing quality affordable self-care products that consumers trust, everywhere they are sold”. We are proud to save consumers billions of dollars a year on healthcare costs by providing high quality, affordable brands and brand alternatives. But our commitment to making lives better does not end there. We are also dedicated to promoting well-being initiatives for our employees, education and community engagement and giving, diversity and inclusion, and ethical supply chains.

GOOD HEALTH AND WELLBEING SDG targets 3.2, 3.4, and 3.5

Promoting good health and well-being is what we do. Perrigo develops thousands of affordable products that enhance health and well-being, such as nutritional products, diabetes care, and nicotine replacement (supporting SDG goals 3.2, 3.4, and 3.5). However, we go beyond the inherent social benefits of our business model.

The Perrigo Company Charitable Foundation: Established in 2000, the Perrigo Company Charitable Foundation is a private, nonprofit organization wholly funded by Perrigo Company plc. As the philanthropic arm of the company, the Perrigo Foundation supports initiatives that promote investments in healthcare, education, and support services in communities where Perrigo operates. It also makes annual “signature gift” donations, as well as donation matching, scholarship programs, disaster relief, and charitable donations to incent associates to volunteer their own time.

The Perrigo Foundation donated a record $3.25 million in cash across the globe during 2020, with an additional $2.2 million worth of products donated to support COVID relief and other critical needs.

Visit the Corporate Responsibility page on www.perrigo.com to learn more.

Employee Wellness: Launched in 2016, Perrigo’s HEALTHYyou well-being program supports team members and their families in their holistic wellbeing. In addition to offering online tools, healthcare discounts, and a number of other benefits, Perrigo maintains both an onsite fitness and medical center at our largest campus in Allegan, Michigan, while offering fitness center reimbursements for employees not in Allegan.

COVID Response: At the onset of the pandemic, Perrigo shifted the manufacturing priority away from higher profit products to focus on those items that society needed. At the news of a mass shortage of hand sanitizer, we quickly developed and produced a formula in our New York facility, donating hundreds of thousands of units of hand sanitizer, together with nutritional drinks, toothbrushes, thermometers, medical kits, in multiple countries around the world. In addition to the more than $1 million in product donated in April 2020, the Perrigo Foundation donated over $600,000 in cash to support blood drives and local food charities.

QUALITY EDUCATION SDG targets 4.1 – 4.7

7  2021 Proxy Statement

Environmental, Social & Governance (ESG)

Due to the heavy reliance on Science, Technology, Engineering, and Math within our industry and company, SDG Goal 4 is a passion for our employees and the other key focus for giving by the Perrigo Foundation. Last year, we donated over $765,000 in support of promoting quality education, supporting targets 4.1- 4.7.

Perrigo maintains programs such as Caring 4 Communities, which donated more than $16,000 in 2019 to nonprofits based on time volunteered at that nonprofit by our associates. Perrigo partners with a number of local schools and nonprofits to support other unique and impactful programs, such as the “Bigs in Business” mentor program, Society of Women’s Engineers, and MiCareerQuest.

Goal 5: Gender Equality Goal 10: Reduced Inequalities

Diversity and Inclusion (D&I): Perrigo’s inclusive culture values the unique diversity of our workforce, the consumers we serve, and our surrounding communities. We are committed to helping end inequity and promote acceptance and belonging across the globe. Our commitment to self-care, relentless obsession with our people and consumers, strong moral compass, and evolving social issues serve as our D&I guide.

Our three-year strategy focuses on driving maturity in three key areas:

•	Educating our workforce on our D&I strategy and initiatives

•	Strengthening our talent management practices through a lens of inclusion

•	Creating our governance and key metrics to establish our foundation and monitor progress

We have set several D&I goals for 2021, including:

•	Taking action to reduce inequalities and promote inclusivity through Global D&I campaigns

•	Educating our workforce on preventing illegal harassment / discrimination and Unconscious Bias

•	Publishing our first stand-alone Inclusion report

•	Increasing our People of Color representation in alignment with U.S. Affirmative Action goals

•	Implementing employee resource groups

•	Continued roundtable discussions on D&I to hear the voice of our associates

8

Environmental, Social & Governance (ESG)

Global Diversity Statistics

Global D&I Campaigns: We highlight key D&I topics throughout the year to educate, engage and inspire our associates. Our recent topics include:

Promoting Racial Equity	Lead by our President and CEO, Perrigo is committed to help end racial inequity. We promote education and recognizing, respecting, and leveraging our differences as a strength.
Pride	Perrigo hosted our first global Pride campaign updating our corporate logos and engaging the heart and head of our associates through powerful, personal storytelling.
Diverse Abilities	Perrigo has partnered with the Valuable 500; 500 global organizations committed to disability inclusion. With heightened pandemic stress, Perrigo has prioritized invisible disabilities.
Mental Health Advocates	Self-care starts with our own team. Perrigo takes a six-pronged approach to promote wellbeing focusing on physical, emotional, financial, work-life, community, and education.
Women	From global International Women’s Day events, to extensive on-demand learning, Perrigo is committed to promoting gender equality.
Men	We embrace the unique diversity Perrigo men bring to our workforce. Our Movember campaign raises awareness with respect to men’s health and suicide awareness.

D&I and COVID: Perrigo educated our workforce on avoiding any social stigma associated with COVID-19 and leaders were informed about how COVID-19 is disproportionately impacting people of color. Leaders and Human Resources partnered with each individual essential worker, as needed, to discuss healthcare, childcare, mental well-being and more. All associates that could work at home, were set up with the resources and support needed for success. Leaders met regularly to discuss the unique needs of our diverse workforce, as we navigate a global health pandemic.

Together, we make lives better!

Visit the Diversity and Inclusion page on www.perrigo.com to learn more.

9  2021 Proxy Statement

Environmental, Social & Governance (ESG)

Human Rights and Supply Chain Ethics:

Perrigo’s Human Rights policy and commitments take a zero-tolerance stance on modern slavery, human trafficking, and all other forms of human rights abuse. Our Ethical and Social Compliance Program monitors our suppliers around the globe and is designed to ensure they are operating in accordance with our ethical expectations. In 2019, we conducted more than 85 third-party ethical and social compliance audits in our supply chain, an increase from 15 the year before. We also added 18 additional sites and suppliers into the Sedex platform, the world’s largest collaborative platform for companies to share responsible sourcing data and progress.

For more information on our approach to Human Rights, see our modern slavery statement at https://www.perrigo.com/modernslaverystatement.

Human Capital Management

We are passionate about making lives better. At Perrigo, we believe that the continuous personal and professional development of our people is an important component of our ability to attract, retain, and motivate top talent, which are all important aspects of our self-care strategy. Our global workforce consists of more than 11,500 full time and part time employees spread across 34 countries, of which approximately 17% were covered by collective bargaining agreements as of December 31, 2020. We continuously endeavor to provide a diverse, inclusive, and safe work environment so our colleagues can bring their best to work, every day. We are all responsible for upholding Perrigo’s Core Values – Integrity, Respect, and Responsibility – in addition to the Perrigo Code of Conduct which, together, form the foundation of all our policies, procedures, and practices. Together, we drive Perrigo forward to deliver on our vision to make lives better by bringing Quality, Affordable Self-Care Products that consumers trust everywhere they are sold.

Compensation, Benefits, Health, Safety, and Well-being

Perrigo’s commitment to self-care starts with our own team. Our top priority during the global COVID-19 pandemic has been, and continues to be, the safety of our colleagues. When faced with the challenges of this pandemic, we focused on understanding and supporting each diverse individual and the unique circumstances impacting their ability to serve as an essential worker. We have implemented safety measures to protect our on-site essential colleagues, while asking those who can safely work from home to do so. On-site, we’ve implemented a multi-step pre-screening process before entry into any facility, deep-cleaning protocols, and other safety precautions, all consistent with the rules and guidelines in each jurisdiction. As a thank you for their bravery and commitment, management issued a special cash bonus for our colleagues who worked on-site to keep our products flowing to consumers.

We strive to provide pay, benefits and services that support the total well-being of our people, which is an exceptionally important topic within Perrigo. Our total rewards package delivers competitive pay, broad-based stock grants, cash-based annual incentives, healthcare, retirement benefits, paid time off, and on-site services, amongst other benefits.

Perrigo’s total rewards complement a strong health and safety culture that continues with our global well-being program designed to inspire colleagues to maintain and improve their health. Launched in 2016, Perrigo’s “HEALTHYyou” well-being program continues to support colleagues and their families as they

10

Environmental, Social & Governance (ESG)

navigate their own self-care and well-being journeys. Our colleagues highly value this program and it continues to be recognized externally by receiving the Best and Brightest in Wellness™ Award since 2017.

Growth, Development, and Engagement

We are committed to engaging our colleagues and to fostering a belonging culture, where our people feel enabled to contribute their best to Perrigo’s self-care transformation. This includes initiatives supporting overall job satisfaction, diversity and inclusion, personal and professional skill development, work/life balance, and an environment that encourages good health and safety, while upholding our core values of Integrity, Respect, and Responsibility.

Perrigo regularly conducts global engagement surveys to gather feedback from colleagues to identify strengths and opportunities within our culture. Additionally, we use a variety of channels to facilitate open and direct communication, including regular open forums and town hall meetings with our executive leadership team.

Our development philosophy focuses on a 70-20-10 approach, which provides a practical, blended framework for learning to support individual long-term success (where individuals obtain 70% of their knowledge from job-related experiences, 20% from interactions with others, and 10% from formal educational events). We believe this model enables our people to deliver on our self-care vision by empowering them to be their best and make a difference to Perrigo Colleagues, Customers, Consumers, Communities, and Shareholders.

11  2021 Proxy Statement

Board of Directors and Committees

Board of Directors and Committees

Perrigo’s Board of Directors met 9 times during 2020. The Board of Directors has standing Audit, Remuneration and Nominating & Governance Committees, and there were a total of 22 committee meetings during 2020. Each director attended at least 75% of the regularly scheduled and special meetings of the Board and Board committees on which he or she served during 2020.

We encourage all of our directors to attend our annual general meetings, and all directors then serving participated in the AGM in 2020.

The Board has adopted a charter for each of the Audit, Remuneration and Nominating & Governance Committees that specifies the composition and responsibilities of each committee. Copies of the charters are available on our website (http://www.perrigo.com) under Investors – Corporate Governance – Committees and are available in print to shareholders upon request to our Company Secretary, Todd W. Kingma, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or GeneralMeeting@perrigo.com.

Audit Committee

During 2020, the Audit Committee met 6 times. Until July 29, 2020, the Audit Committee consisted of the following independent directors: Donal O’Connor (Chair), Geoffrey M. Parker and Theodore R. Samuels. Since that time the Audit Committee has consisted of the following independent directors: Donal O’Connor (Chair), Katherine C. Doyle, Geoffrey M. Parker and Theodore R. Samuels.

The Audit Committee monitors our accounting and financial reporting principles and policies and our internal controls and procedures. It is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm in the preparation and issuance of audit reports and related work, including the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting. It is also responsible for overseeing the work of our internal audit function. Additional information on the committee and its activities is set forth in the Audit Committee Report on page 52.

The Board of Directors has determined that each member of the Audit Committee (1) meets the audit committee independence requirements of the NYSE listing standards and the rules and regulations of the SEC and (2) is able to read and understand fundamental financial statements, as required by the NYSE listing standards. The Board has also determined that Donal O’Connor, Katherine C. Doyle, Geoffrey M. Parker and Theodore R. Samuels have the requisite attributes of an “audit committee financial expert” under the SEC’s rules and that such attributes were acquired through relevant education and work experience.

Remuneration Committee

During 2020, the Remuneration Committee (the “Committee”) met 8 times. Until December 15, 2020, the Remuneration Committee consisted of the following independent directors: Jeffrey B. Kindler (Chair), Bradley A. Alford and Erica L. Mann. Since that time the Remuneration Committee has consisted of the following independent directors: Jeffrey B. Kindler (Chair), Bradley A. Alford, Orlando D. Ashford and Erica L. Mann.

12

Board of Directors and Committees

The Remuneration Committee reviews and recommends to the Board compensation arrangements for the CEO and non-employee directors. It also reviews and approves the annual compensation for executive officers, including salaries, annual incentives, and long-term incentive compensation. The Remuneration Committee administers Perrigo’s annual incentive and long-term incentive plans. The Remuneration Committee also reviews and makes recommendations to the Board regarding corporate culture, diversity and inclusion initiatives.

The Remuneration Committee engaged Frederic W. Cook & Company, Inc. (“FW Cook”) as its independent consultant to provide independent, outside perspective and consulting services on Perrigo’s executive compensation and non-employee director programs. Additionally, FW Cook assists the Committee in considering and analyzing market practices, trends, and management’s compensation recommendations. Perrigo did not retain FW Cook to perform any other compensation-related or consulting services for the Company. Interactions between FW Cook and management were generally limited to discussions on behalf of the Committee or as required to compile information at the Committee’s direction. Based on these factors, its own evaluation of FW Cook’s independence pursuant to the requirements approved and adopted by the SEC and the NYSE, and information provided by FW Cook, the Committee has determined that the work performed by FW Cook did not raise any conflicts of interest.

Additional information regarding the processes and procedures of the Remuneration Committee is presented in the Compensation Discussion and Analysis, beginning on page 22.

Nominating & Governance Committee

During 2020, the Nominating & Governance Committee met 8 times. The Nominating & Governance Committee currently consists of the following independent directors: Adriana Karaboutis (Chair), Rolf A. Classon, and Theodore R. Samuels.

The Nominating & Governance Committee identifies and recommends to the Board qualified director nominees. This committee also develops and recommends to the Board the Corporate Governance Guidelines applicable to Perrigo, leads the Board in its annual review of Board performance and makes recommendations to the Board with respect to the assignment of individual directors to various committees as well as succession planning. The Nominating & Governance Committee also oversees and makes recommendations to the Board regarding Perrigo’s cybersecurity policies and practices as well as sustainability and environmental efforts.

Executive Sessions of Independent Directors

The independent members of the Board of Directors hold regularly scheduled meetings in executive session without management, and they also meet in executive session with the CEO on a regular basis.

Board and Committee Self-Assessments

The Board and the Audit, Remuneration and Nominating & Governance Committees have historically conducted annual self-assessments, either through the use of extensive internal questionnaires or third parties. Through this process, directors evaluate the composition, effectiveness, processes and skills of the Board and

13  2021 Proxy Statement

Board of Directors and Committees

individual Committees and identify areas that may merit further focus or consideration. The results of the assessments are reviewed and discussed by members of the Nominating & Governance Committee, which then reports to and leads a discussion with the full Board.

Shareholder Communications with Directors

Shareholders and other interested parties may communicate with any of our directors or with the independent directors as a group by writing to them in care of our Company Secretary, Todd W. Kingma, at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland. Relevant communications will be distributed to the appropriate directors depending on the facts and circumstances outlined in the communication. In accordance with the policy adopted by our independent directors, any communications that allege or report significant or material fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters will be immediately sent to the Chair of the Audit Committee and, after consultation with the Chair, may be sent to the other members of the Audit Committee. In addition, the Chairman of the Board will be advised promptly of any communications that allege misconduct on the part of Perrigo management or that raise legal or ethical concerns about Perrigo’s practices or compliance concerns about Perrigo’s policies. The General Counsel maintains a log of all such communications, which is available for review by any Board member upon his or her request.

Director Nominations

The Nominating & Governance Committee is responsible for screening and recommending candidates for service as a director and considering recommendations offered by shareholders in accordance with our Articles of Association. The Board as a whole is responsible for approving nominees. The Nominating & Governance Committee recommends individuals as director nominees based on various criteria, including their business and professional background, integrity, diversity, understanding of our business, demonstrated ability to make independent analytical inquiries and the willingness and ability to devote the necessary time to Board and committee duties. A director’s qualifications in meeting these criteria are considered at least each time the director is recommended for Board membership. Should a new director be needed to satisfy specific criteria or to fill a vacancy, the Nominating & Governance Committee will initiate a search for potential director nominees, and it will seek input from other Board members, including the CEO and Chairman of the Board, senior management and any outside advisers retained to assist in identifying and evaluating candidates.

Shareholders may nominate candidates for consideration at an annual general meeting by following the process described in the Articles of Association and summarized in this proxy statement under “Voting Information – How do I submit a shareholder proposal or director nomination for the next AGM?”

Upon a change in a director’s job responsibility, including retirement, our Corporate Governance Guidelines require the director to tender his or her resignation from the Board. The Nominating & Governance Committee will consider the change in circumstance and make a recommendation to the Board to accept or reject the offer of resignation.

14

Board of Directors and Committees

Proxy Access

Proxy access has been a part of Perrigo since 2017 and allows eligible shareholders to include their own director nominees in Perrigo’s proxy materials along with the candidates nominated by the Board. This right is summarized in this proxy statement under “Voting Information – How do I use proxy access to nominate a director candidate for the next AGM?”

Board Refreshment

The Board is committed to thoughtful board refreshment and ongoing board succession planning. During 2016 and 2017, seven new independent directors were added to our Board. Mr. Kessler was appointed as a director upon his appointment as our President and CEO in October 2018. Erica Mann was appointed to the Board in 2019. Katherine C. Doyle and Orlando D. Ashford were appointed to the board in July 2020 and December 2020, respectively.

As of the date of the AGM, the average tenure of our non-employee directors will be approximately 3.36 years.

Stock Ownership

Under our Corporate Governance Guidelines, each director who is not a Perrigo employee is required to attain stock ownership at a level equal to six times their annual cash retainer, or $450,000. Non-employee directors are subject to the same definition of stock ownership and retention requirements as executive officers. The details of the Stock Ownership Guidelines (“SOGs”) are described in the Compensation Discussion and Analysis – Other Policies, Practices and Guidelines – Executive Stock Ownership Guidelines section, on page 34. All of our non-employee directors and named executive officers are in compliance with these guidelines, either by satisfying applicable ownership levels or complying with the retention requirements.

15  2021 Proxy Statement

Certain Relationships and Related-Party Transactions

Certain Relationships and Related-Party Transactions

Our Code of Conduct precludes our directors, officers and employees from engaging in any type of activity, such as related-party transactions, that might create an actual or perceived conflict of interest. In addition, our Board of Directors adopted a Related-Party Transaction Policy that requires that all covered related-party transactions be approved or ratified by the Nominating & Governance Committee. Under that policy, each executive officer, director or director nominee must promptly notify the Chair of the Nominating & Governance Committee and our General Counsel in writing of any actual or prospective related-party transaction covered by the policy. The Nominating & Governance Committee, with input from our Legal Department, reviews the relevant facts and approves or disapproves the transaction. In reaching its decision, the Nominating & Governance Committee considers the factors outlined in the policy, a copy of which is available on our website (http://www.perrigo.com) under the heading Investors – Corporate Governance – Related-Party Transaction Policy.

In addition, on an annual basis, each director and executive officer completes a directors’ and officers’ questionnaire that requires disclosure of any transactions with Perrigo in which he or she, or any member of his or her immediate family, has a direct or indirect material interest in Perrigo. The Nominating & Governance Committee reviews the information provided in response to these questionnaires.

Based on its review of applicable materials, the Nominating & Governance Committee has determined that there are no transactions that require disclosure in this proxy statement.

16

Director Compensation

Director Compensation

The Remuneration Committee reviews and makes a recommendation to the Board regarding non-employee director compensation. In determining the level and mix of compensation for non-employee directors, the Remuneration Committee considers peer and other market data, practices and trends as well as information and analyses provided by FW Cook, its independent consultant.

In 2020, all of our non-employee directors were paid an annual cash retainer, and a supplemental annual cash retainer was also paid to committee chairs, the Chairman, and non-chair committee members all as described below.

Chairman Annual Cash Retainer: (in lieu of director retainer)	$150,000
Director Annual Cash Retainer	$75,000
Committee Member Retainer:
Audit	$12,500
Remuneration	$12,500
Nominating & Governance	$ 8,000
Committee Chair Retainer: (in lieu of member retainer)
Audit	$25,000
Remuneration	$25,000
Nominating & Governance	$16,000

For 2020, our Chairman of the Board and other non-employee directors received annual equity awards in the form of restricted stock units having a value of approximately $375,000 and $300,000, respectively. These awards vest one year from the grant date and are intended to directly link the majority of director compensation to shareholders’ interests.

Directors who are Perrigo employees receive no compensation for their services as directors.

17 2021 Proxy Statement

Director Compensation

The following table summarizes the 2020 compensation of our non-employee directors who served during the year.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Total ($)
Alford, Bradley A.	87,500	300,009	387,509

Ashford, Orlando D. (2)	4,075	0	4,075
Classon, Rolf A.	158,000	375,011	533,011

Doyle, Katherine C. (3)	36,428	300,001	336,429
Karaboutis, Adriana	91,000	300,009	391,009

Kindler, Jeffrey B.	100,000	300,009	400,009
Mann, Erica L.	87,500	300,009	387,509

O’Connor, Donal	100,000	300,009	400,009
Parker, Geoffrey M.	87,500	300,009	387,509

Samuels, Theodore R.	95,500	300,009	395,509

1) Represents the grant date fair value of 5,804 service-based restricted stock units granted to each non-employee director on May 7, 2020, calculated in accordance with U.S. GAAP. As Chair of the Board, Mr. Classon received 7,255 service-based restricted stock units. Ms. Doyle received 5,637 service-based restricted stock units on August 12, 2020. The shares vest one year after the grant date. The grant date fair value is based on the closing price of Perrigo Company plc ordinary shares on the NYSE on the grant date which was $51.69 per share for all directors, except for Ms. Doyle, which was $53.22. No other unvested stock awards were outstanding as of December 31, 2020.

2) Mr. Ashford joined the Board on December 15, 2020.

3) Ms. Doyle joined the Board on July 29, 2020.

18

Ownership of Perrigo Ordinary Shares

Ownership of Perrigo Ordinary Shares

Directors, Nominees and Executive Officers

The following table shows how many Perrigo ordinary shares the directors, nominees, and named executive officers, individually and collectively, beneficially owned as of March 15, 2021. The percent of class owned is based on Perrigo ordinary shares outstanding as of that date. The named executive officers are the individuals listed in the Summary Compensation table on page 38.

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a shareholder can vote or transfer and stock options and restricted stock units that are vested currently or become vested within 60 days. Except as otherwise noted, the shareholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

	Ordinary Shares Beneficially Owned	Shares Acquirable Within 60 Days of Record Date(1)	Total	Percent of Class
Director

Bradley A. Alford	7,960	5,804	13,764	*
Orlando D. Ashford	0	0	0	*

Rolf A. Classon	10,870	7,255	18,125	*
Katherine C. Doyle	0	0	0	*

Adriana Karaboutis	7,429	5,804	13,233	*
Murray S. Kessler	254,712	211,230	43,482	*

Jeffrey B. Kindler	7,957	5,804	13,761	*
Erica L. Mann	2,905	5,804	8,709	*

Donal O’Connor (2)	11,635	5,804	17,439	*
Geoffrey M. Parker (3)	14,061	5,804	19,865	*

Theodore R. Samuels (4)	32,408	5,804	38,212	*

Named Executive Officers Other Than Directors

Raymond P. Silcock	6,232	29,803	36,035	*
Svend Andersen (5)	29,244	24,749	53,993	*

Todd W. Kingma (6)	50,856	98,333	149,189	*
Richard Sorota (7)	11,530	0	11,530	*

Directors and Executive Officers as a Group (21 Persons) (8)	333,781	540,353	874,134	0.7%

19 2021 Proxy Statement

Ownership of Perrigo Ordinary Shares

* Less than 1%.

1) Includes stock options that are exercisable within 60 days of the record date as well as restricted stock units that may vest within 60 days of the record date.

2) Shares owned include 1,198 shares in a retirement fund.

3) Shares owned include 150 shares in a revocable trust, of which Mr. Parker and his spouse are the trustees, and 5,500 shares in the Geoffrey Parker Roth IRA.

4) Shares owned include 18,118 shares in the Ted and Lori Samuels Family Trust, of which Mr. Samuels and his spouse are the trustees.

5) All 10,028 shares are owned indirectly via the Panel ApS, an entity wholly-owned by Mr. Andersen.

6) Shares owned include 2,000 shares in Mr. Kingma’s Charitable Remainder Uni-Trust.

7) Shares owned include 369 shares in a retirement fund.

8) See footnotes 1 through 7. Includes directors and executive officers as of 15 March 2021.

Other Principal Shareholders

The following table shows all shareholders other than directors, nominees and named executive officers that we know to be beneficial owners of more than 5% of Perrigo’s ordinary shares. The percent of class owned is based on 133,567,151 Perrigo ordinary shares outstanding as of March 15, 2021.

Name and Address of Beneficial Owner	Ordinary Shares Beneficially Owned	Percent of Class
T. Rowe Price Associates, Inc. (1) 100 E. Pratt Street Baltimore, MD 21202	17,586,621	13.2%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	15,289,381	11.5%
BlackRock Inc. (3) 55 East 52nd Street New York, NY 10055	10,138,572	7.6%

1) T. Rowe Price Associates, Inc. has sole voting power with respect to 7,453,321 of the shares and sole dispositive power with respect to 17,586,621 shares. This information is based on a Schedule 13G/A filed with the SEC on February 16, 2021.

2) The Vanguard Group, Inc. has shared voting power with respect to 222,971 of the shares, sole dispositive power with respect to 14,685,593 of the shares and shared dispositive power with respect to 603,788 of the shares. This information is based on a Schedule 13G/A filed with the SEC on February 10, 2021.

3) BlackRock, Inc. has sole voting power with respect to 8,673,806 of the shares and sole dispositive power with respect to 10,138,572 shares. This information is based on a Schedule 13G/A filed with the SEC on January 29, 2021.

20

Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that Perrigo’s executive officers, directors and 10% shareholders file reports of ownership and changes of ownership of Perrigo ordinary shares with the SEC. Based on a review of copies of these reports filed with the SEC and written representations from executive officers and directors, all filing requirements were met during 2020, such that there were no delinquent reports in 2020.

21 2021 Proxy Statement

Executive Compensation

Executive Compensation

Compensation Discussion and Analysis

Introduction

In fiscal year 2020, management and the Board of Directors took decisive action and made significant progress in its three-year plan to transform Perrigo into a consumer Self-Care market leader. Some of our highlights include:

•	Delivered consolidated reported net sales of $5.1 billion, reported operating income of $0.1 billion, and adjusted operating income of $0.8 billion.

•

Grew consolidated adjusted net sales by 5.0%[5], net sales excluding divested businesses and currency by 6.4%[6] and organic net sales by 1.9%[7], despite a negative 1.4 percentage point impact from the extraordinary weak cough/cold/flu season.

•	Consumer Self-Care Americas adjusted net sales grew 9.0% to a record $2.7 billion; excluding the impact of currency and divestitures, net sales grew 10.3%, with organic net sales growing by 3.4%.

•	Consumer Self-Care International adjusted net sales increased 0.8% to $1.4 billion; excluding divested businesses and currency, net sales grew 3.6%.

•	Prescription Pharmaceuticals reported net sales increased 0.8%.

•	Advanced the consumer self-care growth strategy with the acquisitions of:

•	The assets of Steripod®, a leading toothbrush accessory brand and innovator in the toothbrush protector market;

•	The oral care assets of High Ridge Brands, which strengthens Perrigo’s oral self-care leadership position as the #1 fastest growing value brand player in the children’s oral care category; and

•

Three Eastern European OTC skincare and hair loss treatment brands, expanding Consumer Self-Care International’s robust dermatology platform into growing geographies with market-leading, margin accretive brands.

•	Entered the CBD market through a strategic investment in and long-term supply agreement with Kazmira LLC, a leading supplier of hemp-based zero-THC CBD.

[5]

Adjusted net sales excludes the 2019 net sales from the divested animal health business when the business was classified as held-for-sale and reverses certain product returns relating to the voluntary global market withdrawal of ranitidine in the third quarter of 2019.

[6]

Net sales growth excluding currency and divested businesses excludes the 2019 net sales from the divested animal health business when the business was classified as held-for-sale, reverses certain product returns relating to the voluntary global market withdrawal of ranitidine in the third quarter of 2019, excludes 2019 net sales from the divested animal health business before the business was classified as held-for-sale, excludes 2019 net sales from the Rosemont Pharmaceuticals business, excludes 2019 net sales from the Canoderm prescription product, and are on a constant currency basis.

[7]

Organic net sales growth excludes net sales from the 2020 acquisition of the Oral Care Assets purchased from High Ridge Brands from CSCA and CSCI, excludes net sales from the 2020 Eastern European Brands acquisition from CSCI, and Ranir net sales through the second quarter of 2020 from CSCA and CSCI.

22

Executive Compensation

•

Reconfigured our portfolio by divesting the U.K.-based Rosemont Pharmaceuticals business, a generic prescription pharmaceuticals manufacturer focused on liquid medicines, for approximately $195 million; and completed our portfolio reconfiguration after announcing on March 1, 2021 an agreement to sell the Rx Pharmaceutical business for $1.5 billion in cash and more than $50 million in other considerations, establishing Perrigo as a pure-play global consumer self-care company positioned to significantly enhance shareholder value.

•	Achieved more than $300 million in new product sales.

•	Grew our e-commerce sales by more than 100%.

•	Improved customer service levels while successfully managing through the COVID-19 pandemic without missing a single shift at our global facilities.

•	Invested in repeatable growth platforms through a centralized R&D team that added and replenished approximately $500 million in future new product pipeline potential.

•

Increased our dividend for the 18th consecutive year; issued $750 million in new debt at an attractive rate, repurchased $164 million of our stock, committed more than $300 million to capacity improvements and ended the year with $642 million of cash on the balance sheet.

•	ESG – strong progress in support of Perrigo’s commitment to environmental, social and governance matters, as described in detail on pages 5-11, including

•	Adoption of the United Nations Sustainable Development Goals,

•	Quantifiable goals to reduce carbon emissions, reduce water usage, and increase recycle ready packaging

•	Strong focus and support of diversity and inclusion and human capital management.

23  2021 Proxy Statement

Executive Compensation

Our Named Executive Officers for 2020

Perrigo’s named executive officers (“NEO”) for 2020 were:

Named Executive Officer	Position

Murray S. Kessler	President and Chief Executive Officer

Raymond P. Silcock	Executive Vice President and Chief Financial Officer

Svend Andersen	Executive Vice President and President, Consumer Self-Care International

Todd W. Kingma	Executive Vice President, General Counsel, and Company Secretary

Richard S. Sorota	Executive Vice President and President, Consumer Self-Care Americas

This Compensation Discussion and Analysis provides information about our executive compensation program, factors that were considered in making compensation decisions for our NEOs, and details on our programs designed to drive Perrigo’s performance into the future.

2020 Say-on-Pay Voting Results

At the 2020 AGM, our shareholders strongly supported our executive compensation, with 88% of the votes cast voting in favor of the say-on-pay proposal. The Committee considered our shareholders support of our compensation programs in its evaluation of our compensation policies and program design for fiscal 2020. All changes made to our program design were intended to better support our business strategy. We continue to actively listen to our shareholders and incorporate their valuable input to our incentive programs and policies. Further, we continue to engage with shareholders on a regular basis in order to maintain an open line of communication on executive compensation issues.

Best Compensation Governance and Practices

Our executive compensation program continues to be grounded in the following policies and practices, promoting sound compensation governance, enhancing alignment of our pay-for-performance philosophy and furthering our NEOs’ interests with those of our shareholders:

What We Do	What We Do Not Do

Place emphasis on variable, at-risk, performance-based pay	Permit hedging or pledging of Perrigo stock Provide significant perquisites Reprice options Provide “single trigger” change in control cash severance benefits
Directly align executive reward with shareholder returns through long-term operational, financial, and share price performance
Include clawback provisions in our incentive agreements

Have rigorous stock ownership guidelines
Use an independent compensation consultant
Conduct independent annual risk assessments

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2020 Compensation Decisions

The Committee’s key compensation decisions, based on the Company’s results in 2020, were aligned with actual performance in the year:

Program Element	Committee Decisions
Annual Base Salary	Based on the Committee’s review of the compensation market data and assessment of individual performance in the prior year, as well as Perrigo’s business priorities and strategy, all executive officers received an increase in base pay for 2020 that was in line with all other global employees, except for Mr. Sorota, who was newly promoted into his role on March 23, 2020.
Annual Incentive Plan (AIP)	The then-serving NEOs received annual incentive awards based on corporate, segment, and individual performance against strategic objectives aligned with delivery of our self-care transformation and strategy under the AIP, which ranged from 98% to 125% of target.
Long-Term Incentive Plan (LTIP)	In 2020, all of the then-serving named executive officers were granted annual LTIP awards, which were allocated 50% to Performance-Based Restricted Stock Units (“PSUs”) that may be earned based on achievement of Adjusted Operating Income (“Adj. OI”) growth goals over three years, 20% to PSUs that may be earned based on our Relative Total Shareholder Return (“rTSR”) performance versus the relevant peer group over three years, and 30% to Service-Based Restrict Stock Units (“RSUs”) ratably vesting over three years.

What Guides Our Executive Compensation Program

Our Executive Compensation Principles

Perrigo’s executive compensation program is designed to attract, motivate and retain our entire executive team, including our named executive officers, who are critical to the execution of Perrigo’s Self-Care strategy and the long-term success of the company. Perrigo’s executive compensation program reflects our core principles:

•

Pay is linked to performance: A significant portion of total compensation should be performance-based (“at-risk”) and linked to the attainment of specific, measurable objectives, including the delivery of our strategic and transformation plan.

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Pay opportunities are market-competitive: Compensation opportunities and program design should attract, motivate, and retain highly-qualified executives who can best deliver our strategies and are focused on the long-term interests of our shareholders.

•

Pay is shareholder-aligned: Compensation should be provided through multiple pay elements (base salaries, annual and long-term incentives) designed to drive sustainable business performance, build a strong internal culture of company ownership, and create long-term value for all our shareholders.

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The core elements of our executive compensation program are summarized in the table below.

Element	Form	What It Does
Base Salary	Cash (Fixed)	Provides a competitive rate of fixed compensation relative to similar positions at relevant peer companies that enables us to attract and retain critical executive talent.
AIP	Cash (Variable)	Focuses executives on achieving measurable, annual financial, operational, and strategic goals that, in the aggregate, create long-term, sustainable shareholder value.
LTIP	Equity (Variable)	Provides incentives for executives to execute on long-term financial/strategic growth goals that drive shareholder value creation and support our long-range talent development and retention strategy.

The charts below show the target compensation of our current CEO in 2020 and our other NEOs for fiscal 2020. These charts illustrate that a majority of NEO compensation is performance-based and/or variable (88% for our CEO and an average of 77% for our other NEOs). The weighting of these pay elements is consistent with the market and best practices and puts a substantial majority of the NEOs’ total direct compensation at risk if performance goals are not achieved or if Perrigo performance declines.

The Decision-Making Process

The Role of the Remuneration Committee. The Committee, which is composed entirely of independent directors, oversees our executive compensation program. The Committee works very closely with FW Cook, its independent executive remuneration consultant, and management to examine the efficacy of Perrigo’s executive compensation program. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed at http://perrigo.investorroom.com/corporate-governance.

Each year, the Committee reviews and approves the elements of compensation for all executive officers, including the NEOs. The Committee submits its recommendations regarding the CEO’s compensation to the independent directors of the Board for approval.

To assist it in making compensation decisions, the Committee annually reviews comprehensive historical, current and projected data on the total compensation and benefits package for each of our NEOs. As needed,

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additional analyses for various termination events are provided (including terminations with and without cause and for death, disability, retirement or following a change of control) so that the Committee can consider and understand the nature and magnitude of potential payouts and obligations under the various circumstances. The information is prepared by management and reviewed by FW Cook, generally containing data that are substantially similar to that contained in the tables on presented below.

The Role of Management. The CEO makes recommendations to the Committee regarding the compensation of all other executive officers for the Committee’s approval. The CEO does not participate in the deliberations of the Committee regarding his own compensation. Management is responsible for implementing the executive compensation program as approved by the Committee and the Board.

The Role of the Independent Consultant. For 2020, the Committee continued to engage FW Cook as its independent remuneration consultant to provide advice on various aspects of our executive and non-employee director compensation programs. Other than the support that it provided to the Committee, FW Cook provided no other services to the Company or Perrigo management.

The Role of Market Comparison Data. The Committee uses information provided by FW Cook regarding the compensation practices of select companies (the “Peer Group”), in addition to applicable broader market data, as an element in evaluating both the structure of our executive compensation program and target levels of compensation. Management also periodically reviews survey and industry data from Mercer Human Resource Consulting, Willis Towers Watson, Aon Hewitt, the Korn Ferry Hay Group, and others regarding the market positioning for base salary, annual, and long-term incentive target levels for all employees, including executives. The Committee considers this information, together with the factors described above under “Our Executive Compensation Principles”, on page 25, in determining executive compensation.

After our Board approved our consumer Self-Care strategy as outlined by our CEO in May 2019, the Committee reviewed the 2019 Peer Group with the goal of ensuring that it aligned with our stated transformational strategy. The Committee focused on comparably sized consumer goods companies, taking into account the evolved Self-Care consumer strategy and core business focus. As a result, the peer group included 14 publicly-traded companies that were similarly sized with comparable customer and/or strategic business profiles:

Church & Dwight Co., Inc.	Clorox Este Lauder Nu Skin Enterprises Reckitt Benckiser Group plc TreeHouse Foods, Inc.	Colgate-Palmolive Helen of Troy Post Holdings Revlon
Edgewell Personal Care
Kimberly-Clark
Prestige Consumer Healthcare, Inc.
Spectrum Brands Holdings, Inc.

The Committee does not focus exclusively on market benchmarking data when making compensation decisions for the NEOs. Instead, market data is one of many contributing factors and reference points that the Committee uses when determining appropriate compensation levels for each element of our program (salary, annual, and long-term incentives) and for the combined sum of these elements. The Committee considers the 50th percentile of market data to be a salient indication of what is competitive in the market, though it does not specifically target a pay percentile.

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In addition to market comparison data, the Committee also considers an individual’s competencies, experience, and overall performance against measurable objectives; Company, segment, and divisional financial and strategic performance; and the aggregate expense and benefit of executive rewards to Perrigo. Consideration of market comparison data in setting compensation levels is ultimately intended to ensure that our compensation practices are competitive in terms of attracting, motivating, rewarding and retaining executive leaders who can, and do, drive Perrigo’s long-term performance.

2020 Executive Compensation Program in Detail

Base Salaries

Name	FY2019 Base Salary	FY2020 Base Salary
Murray S. Kessler	$1,200,000	$1,236,000

Raymond P. Silcock	$650,000	$670,000
Svend Andersen*	$617,875	$656,177

Todd Kingma	$561,000	$578,000
Rich Sorota	N/A	$597,000

* Amounts paid in pounds sterling or euros were converted to U.S. dollars based on foreign exchange rates on the last day of the respective fiscal year.

The Committee approves base salaries for the NEOs other than the CEO. For the CEO, the Committee submits its recommendation for the CEO base salary to the independent directors of the Board for approval. In approving an NEOs’ base salary, the Committee may consider comparisons among positions internally and externally, proxy and survey data, performance against measurable financial and strategic objectives, job experience, and unique role responsibilities (in addition to any other data points determined to be relevant). To assist the Committee in this process, each year the CEO provides the Committee with base salary recommendations for each of the other NEOs, as well as summaries of such NEOs’ individual performance.

For 2020 the Committee approved increases in base salaries for the NEOs, except Mr. Sorota, that were in line with the Company’s overall salary increase budget of 3%. Mr. Sorota’s increase was greater, reflecting his promotion to EVP & President, Consumer Self-Care Americas on March 23, 2020.

Annual Incentive Award Opportunities

The Perrigo Annual Incentive Plan (“AIP”) is designed to motivate and reward employees for achieving and exceeding specific, measurable, strategic and financial goals that support our objective of sustainably creating and increasing long-term shareholder value. Participants in the AIP include our executives, broader management-level personnel, and other eligible employees. Substantially all other employees participate in other annual incentive plans. AIP awards are paid in cash following completion of the performance year.

The Board approves the financial plan for that year near the beginning of each annual performance period. The Committee determines and approves the performance target goals and payout schedules for the AIP. These goals and individual annual incentive targets, which are stated as a percentage of salary, are then communicated to the participants. The payout schedules reflect a range of potential award opportunities that are set around the targets.

Individual strategic objectives were a formulaic input for determining the bonus opportunity in 2020. These individual strategic objectives of executive officers were focused on the execution of our consumer-focused Self-Care transformation strategy. However, to ensure that awards reflect a named executive officer’s contribution to

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our results, the Committee has, or, in the case of the CEO, the independent directors have, the discretion to adjust any executive officer’s actual award down to as low as 0% payout based on overall individual performance. The maximum incentive award payout for any individual executive is capped at 200% of the target award opportunity.

Target Award Opportunity and Actual Payouts. The 2020 target AIP award opportunities (as a percentage of base salary) and actual payouts (as a percentage of target) for the NEOs are shown in the table below. The range of award opportunities is listed in the Grants of Plan-Based Awards for 2020 table on page 40.

Named Executive Officer	2020 Target AIP (as % of Salary)	2020 Actual AIP Payout (as % of Target)
Mr. Kessler	125%	124.83%

Mr. Silcock	80%	118.83%
Mr. Andersen	65%	98.49%

Mr. Kingma	65%	122.83%
Mr. Sorota	65%	122.95%

Earned awards can range from 0 to 200% of target based on actual performance against the pre-established goals. In addition, to ensure that awards reflect an executive officer’s contribution to our results, the Committee has, or in the case of the CEO, the independent directors have, the discretion to reduce any executive officer’s actual award down to as low as 0 based on individual performance.

AIP Design. The Board approved the 2020 financial plan near the beginning of 2020. The Committee determined and approved the performance target goals and payout schedules for the 2020 Corporate and Segment Leader AIPs, which corresponded to the 2020 financial plan. Messrs. Kessler, Silcock, and Kingma participated in the Corporate AIP, and Messrs. Andersen and Sorota participated in their respective Segment plans.

Eighty percent of each NEO’s AIP is tied to financial measures: Adjusted Operating Income (“Adj. OI”) at the corporate level (and for segment leaders, the segment level) and corporate or segment revenue. “Corporate” OI and revenue are based on the aggregate financial performance of our consumer businesses and exclude the pharmaceutical segment, which we intend to divest. Twenty percent of each NEO’s AIP is tied to individual strategic objectives focused on the execution of our Self Care transformation strategy.

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For purposes of the AIP, Corporate Revenue and Corporate Adj. OI represented net sales and adjusted operating income of our consumer businesses, excluding our pharmaceutical segment, which we are intending to divest.

Perrigo Company plc

CY 2020 AIP Targets and Actual Results

	Consumer Adj. OI			Segment / Business Unit Adj. OI			Corp / Segment / BU Net Sales
Plan	Target	Actual	Metric Payout	Target	Actual	Metric Payout	Target	Actual	Metric Payout
Perrigo Corporate	$519	$546	125%	N/A	N/A	N/A	$4,024	$4,052	107%
CSC Americas	$519	$546	125%	$503	$519	116%	$2,635	$2,637	100%
CSC International	$519	$546	125%	$221	$212	90%	$1,458	$1,415	85%

Revenue Threshold/Max is 90%/110% performance for 50%/200% payout; OI Threshold/Max is 80%/120% performance for 50%/200% payout

* Payout for performance between levels is interpolated; payout for performance below the threshold level on each metric would result in no payout for that metric.

Under the AIP, the Committee may adjust performance measures to prevent dilution or enlargement of awards by excluding the effects of, among other things, extraordinary, unusual or non-recurring items, asset impairments, and non-cash items. Perrigo’s AIP Adjusted Operating Income performance for 2020 was $546 million, which consisted of $293 million profit from operations as reported in our financial statements, plus $253 million of net, non-operational adjustments reviewed and approved by the Committee. These adjustments included $210 million of amortization expense, as well as adjustments related primarily to unusual litigation charges, acquisition and integration related charges, restructuring charges, separation and reorganization expenses, acquisitions and divestitures not included in Perrigo’s original plan for 2020 and currency.

Twenty percent (20%) of each NEO’s AIP payout is based on performance against pre-established, measurable individual strategic objectives. The independent directors in the case of the CEO, and the Committee in the case of the other NEOs, assessed each NEO against his individual goals and determined the payouts as a percentage of target, as laid out in the table below:

NEO	Payout on Individual Strategic Objectives Component (% of Target)	Performance Summary
Murray S. Kessler	150%	Successfully led the efforts to effectuate Perrigo’s Self-Care transformation, substantially strengthened organizational effectiveness and capabilities, and enhanced credibility with stakeholders.
Raymond P. Silcock	120%	Simplified and transformed the global finance organization, continued to develop his team’s talent pipeline, and made progress in the transition of Perrigo from Healthcare to Consumer Self-Care.
Svend Andersen	95%	Effectively allocated resources to accomplish CSCI sales growth, continued to implement strategies to enhance margins, and eliminated organizational complexity.

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NEO	Payout on Individual Strategic Objectives Component (% of Target)	Performance Summary
Todd W. Kingma	140%	Effectively and efficiently managed critical risks, successfully supported self-care business transformation initiatives, and continued to drive a compliance-driven corporate culture.
Richard S. Sorota	163%	Drove a cultural transformation within CSCA, successfully launched CPG2.0 transformation, drove long-term growth through strategic acquisitions and bolt-ons.

Messrs. Kessler, Silcock, and Kingma received payouts based on overall corporate financial results and attainment of their individual strategic objectives. Payouts for Messrs. Andersen and Sorota reflected corporate performance, segment performance and attainment of their individual strategic objectives. All payouts reflected the strong financial performance of Perrigo in 2020 in addition to the Remuneration Committee and Board’s evaluation of performance relative to each individuals’ strategic objectives.

Long-Term Incentive Award Opportunities

Long-term stock-based compensation, awarded under our shareholder-approved Long-Term Incentive Plan (LTIP), is intended to motivate and reward Perrigo employees, including the NEOs, for creating sustainable, long-term value, as reflected in the total shareholder return of Perrigo stock. Awards under the LTIP may be in the form of incentive stock options, non-statutory stock options, stock appreciation rights or stock awards, including restricted shares or restricted stock units, or performance stock or performance stock units. We provide long-term incentive opportunities to all eligible employees solely through stock-based awards.

As a variable component of compensation, the amount realized from stock-based compensation will vary based on the long-term performance of Perrigo’s shares. In addition to share price performance, PSUs are only earned if specific, measurable financial and/or market-based performance-conditioned goals are achieved over the applicable performance periods.

The Committee sets stock-based award levels after consideration of an NEO’s position, review of market competitive reward and grant practices, and the aggregate expense to Perrigo.

During our regularly scheduled meetings in the first quarter of the calendar year, the independent directors approve all regular annual stock-based awards for the CEO, and the Committee approves all stock-based awards for the other NEOs, as well as the maximum potential total grants for other employee levels. All regular annual stock-based awards are granted on, and priced upon, the closing price of Perrigo stock on the fifth trading day after Perrigo publicly releases its year-end earnings.

Off-cycle stock-based awards may be granted at various times during the year to new hires or to existing non-executive employees under special circumstances (e.g. promotions, retention, performance, etc.) through the shareholder-approved LTIP. Though they rarely occur, off-cycle stock-based awards may also be granted during the year to the executive officers other than the CEO with the approval of the Committee and to the

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CEO with the approval of the independent directors as permitted under the LTIP. Such awards are priced at the closing price of Perrigo’s shares on the day the awards are granted. No such awards were granted to the NEOs in 2020.

2018-2020 LTI Grant Performance – Summary

The LTIP is designed to align executive rewards with Perrigo performance and investor expectations, and we believe it is working. When Perrigo’s performance did not meet our targets, LTIP awards paid below target. This means, ultimately, only 22% of the initial 2018-2020 LTIP award was realized at the time of vesting (see chart below)

2018 LTI Grant	% Vesting	% Realized
Total	76%	22%
Options	100%	0%
rTSR-PSUs	0%	0%
ROTC-PSUs	92%	44%

PSU Performance Cycles Ending in 2020

2018-2020 ROTC PSUs. 2020 was the last year of the three-year performance period for the 2018-2020 ROTC PSUs. Vesting credit for each of the three respective years was 0%, 124%, and 151%. The final vesting was 92% and was determined by averaging the vesting credit for each of the 3 years in the 3-year performance period.

2018-2020 rTSR PSUs. 2020 was the last year of the three-year performance period for the 2018-2020 rTSR PSUs. The Company’s relative TSR was below the 30th percentile versus the applicable peer group, and therefore no shares were earned under this award.

2020 Regular Annual LTIP Awards. All of the NEOs received their target annual LTIP award for 2020, which consisted of 50% Adj. OI-PSUs that may be earned based on achievement of Adjusted Operating Income growth goals (from fiscal 2020 through fiscal 2022), 20% rTSR-PSUs that may be earned based on our Relative Total Shareholder Return (“rTSR”) performance versus the other companies in the S&P 500 from 2020 through 2022, and 30% RSUs vesting over three years. The table and chart below show the LTIP award values granted in fiscal 2020 for each of the NEOs.

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Named Executive Officer	Adj. OI-PSUs (50%)	rTSR-PSUs (20%)	RSUs (30%)	Target Total Grant Value (100%)
Mr. Kessler	$3,875,000	$1,550,000	$2,325,000	$7,750,000
Mr. Silcock	$1,000,000	$400,000	$600,000	$2,000,000
Mr. Andersen	$700,000	$280,000	$420,000	$1,400,000
Mr. Kingma	$700,000	$280,000	$420,000	$1,400,000
Mr. Sorota	$700,000	$280,000	$420,000	$1,400,000

*Award amounts were determined based on the closing price of Perrigo ordinary shares on the date of grant.

Adjusted Operating Income PSUs (Adj. OI-PSUs)

Fifty percent of each executive’s target annual grant value is in the form of Adj. OI-PSUs. The number of Adj. OI-PSUs to be earned for the 2020 grant is dependent on Perrigo’s average performance vest credit during the three-year performance period of January 1, 2020 through December 31, 2022.

The Board sets challenging target goals based on the annual financial plan. Earned awards, if any, can range from 0% to 200% of the target number of shares granted and will vest and pay out approximately three years from the grant date, following certification of performance by the Committee.

The Committee selected Adj. OI as the applicable long-term performance measure for these PSUs because it directly aligns with our stated strategic long-term growth “3/5/7” objectives. For past Adj. OI-PSUs, the goals were set at the beginning of each year of the three-year performance period. Beginning with the 2020 Adj. OI-PSUs, goals for the three-year period are set up front as follows: the target goal for the first year of the three-year performance period is based on the Board-approved annual financial plan, and the target goals for the second and third years of the three-year performance period are determined by applying a pre-determined, and fixed, growth rate (+5%) over the prior year’s actual Adj. OI. This change was intended to increase the long-term performance focus of the program and align with our stated strategy.

The 2018 award, vesting based on final fiscal 2018, 2019, and 2020 ROTC performance, had an actual vesting credit of 92% of target. This was the final outstanding award based on annual ROTC performance.

Information regarding fiscal 2018 grant is included in footnote 4 to the Outstanding Equity Awards at 2020 Year End table on page 41. The actual number of restricted stock units that vested in 2020 for each of our NEOs is listed under Number of Shares Acquired on Vesting in the Option Exercises and Stock Vested in 2020 table on page 42.

The per-share accounting cost of the PSUs is based on the stock price on the grant date. The ultimate expense for the PSUs is based on the number of shares actually earned and is accrued over the three-year performance period.

The grant date fair value, as calculated under the applicable accounting standard (FASB ASC Topic 718), for 2020 share-based grants is presented in the Grants of Plan-Based Awards for 2020 table on page 40.

Relative Total Shareholder Return (“rTSR”) PSUs

Twenty percent of each executive’s target annual grant value is in the form of rTSR PSUs. The number of rTSR PSUs to be earned for the 2020 grant is dependent on Perrigo’s rTSR performance versus the other companies in the S&P 500 over the three-year performance period of January 1, 2020 through December 31, 2022.

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The Committee approved the continued use of rTSR as a performance metric in the performance-based equity mix as a way of directly aligning the interests of the executive team with the long-term market performance of Perrigo’s shares. The 2018 award, vesting based on the 2018 to 2020 performance period, had an actual vesting credit of 0% of target. The Committee believes the use of rTSR-PSUs in the LTIP mix further aligns executive interests with that of shareholders. The inclusion of rTSR-PSUs in the overall LTIP mix elevates the percentage of each executive’s annual LTI award that is subject to measurable performance achievement, and also provides a relative external performance metric to balance the internal performance metric of Adj. OI growth.

For the 2020 grant, the number of rTSR-PSUs that may be earned is based on our relative total shareholder return versus the constituents of the S&P 500, measured cumulatively over the three-year performance period. Total shareholder return for Perrigo and the peer companies is calculated using an average of adjusted closing prices for the 20-trading day periods starting on the first and ending on the last day of the performance period (January 1, 2020 and December 31, 2022, respectively, for the 2020 rTSR-PSUs). The Committee determined that the S&P 500 was an appropriate, less volatile, and more consistent rTSR peer group to use for comparison purposes rather than the custom peer group. Earned shares can range from 0 to 200% of the target number of rTSR-PSUs, as outlined in the following table.

2020-2022 Relative TSR Percentile Rank	Payout (% of Target Shares)
>= 80th Percentile	200%
55th Percentile	100%
30th Percentile	50%
<30th Percentile	0%

Payout for performance between levels is linearly interpolated. If our absolute TSR is negative, the maximum number of shares that may be earned is 100% of target, regardless of our relative performance. In addition, the overall earned value is capped at 500% of the target value. Total shareholder return for Perrigo and the peer companies is calculated using an average of adjusted closing prices for the 20-trading day periods starting on the first and ending on the last day of the performance period (January 1, 2020 and December 31, 2022, respectively, for the 2020 rTSR-PSUs).

Other Policies, Practices and Guidelines

Executive Stock Ownership Guidelines

Consistent with our compensation philosophy of tying a significant portion of the total compensation to performance, our executive compensation program facilitates and encourages long-term ownership of Perrigo stock. Our stock ownership guidelines reinforce that philosophy by requiring executive officers to maintain specific levels of stock ownership.

Each executive officer is required to attain certain target levels of stock ownership. These ownership guidelines are expressed in terms of a multiple of base salary. The current ownership guidelines are as follows:

•	Chief Executive Officer: 6 times base salary
•	Executive Vice President: 3 times base salary
•	Senior Vice President: 2 times base salary

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For purposes of determining an executive officer’s stock ownership, at least fifty percent (50%) must consist of (i) shares purchased on the open market, (ii) shares owned jointly with a spouse and/or children, (iii) shares acquired through the exercise of stock options or vesting of restricted shares or RSUs, or (iv) shares held through the Perrigo Company Profit-Sharing and Investment Plan. The balance of an executive officer’s stock ownership may be satisfied through (a) unvested but earned PSUs or RSUs that have not been forfeited, and (b) unvested service-based restricted shares or RSUs that have not been forfeited.

Until each executive officer attains the applicable target stock ownership level, he or she is required to retain a stated percentage of shares received through our incentive plans, including shares obtained through the exercise of stock options, vesting of restricted shares or RSUs, payout of PSUs and any other vehicle through which the individual acquires shares. At any time that an executive’s direct stock ownership is below the required levels set forth above, (i) with respect to restricted shares and units, he or she is restricted from selling more than 50% of the net shares received following the vesting of any service-based or PSUs or RSUs under any of the Company’s compensation plans, and (ii) with respect to stock options, he or she is restricted from selling more than 50% of the net value received upon the exercise of any stock option (i.e. after the cost of the option and taxes are remitted), such that at least 50% of the net value received upon the exercise of any stock option must be converted to directly owned shares. In these cases, however, the participants must still adhere to the retention requirements with respect to the remaining shares.

As of the end of 2020, all of our executive officers, including our NEOs, were in compliance with these guidelines, either by satisfying applicable ownership levels or complying with the retention requirements.

Clawback Policy

Our AIP and 2019 LTIP (including in the LTIP grant documents) include claw-back provisions that allow Perrigo to recover incentive compensation paid to an executive if Perrigo’s financial results are later restated due to the individual’s misconduct, including, without limitation, fraud or knowing illegal conduct.

Anti-Hedging and Anti-Pledging Policy

Our insider trading policy prohibits executive officers and directors from trading in options, warrants, puts and calls or similar instruments on Perrigo securities and holding Perrigo securities in margin accounts, as well as from pledging Perrigo securities as collateral for a loan. In addition, the policy prohibits our directors and all employees, including executive officers, from selling Perrigo securities “short,” engaging in “short sales against the box,” and entering into hedging or monetization transactions or similar arrangements with respect to Perrigo securities.

Compensation Risk Assessment

At the Committee’s request, FW Cook, the Committee’s independent consultant, conducted an assessment of Perrigo’s compensation policies and practices for 2020 to determine whether any practices might encourage excessive risk taking on the part of executives. This assessment included a review of Perrigo’s pay philosophy, competitive position, annual incentive arrangements (including broad-based incentive plans, based on an inventory of such plans that management provided to FW Cook) and long-term incentive arrangements (including stock option, restricted stock unit and PSU design, as well as potential mitigating factors such as stock ownership requirements, caps on incentive plan payouts, and recoupment policies).

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After considering FW Cook’s assessment, the Committee concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and are not designed in such a way to encourage executives and employees to take unnecessary risks that would be reasonably likely to have a material adverse effect on Perrigo.

Benefits and Perquisites

Retirement Benefits. We offer retirement benefit plans to provide financial security and to facilitate employees’ saving for their retirement. We make annual contributions under our Profit Sharing Plan for employees, including the executive officers. We also make matching contributions up to the limits as defined in the applicable regulations under our 401(k) Plan to certain of our employees, including the NEOs.

Executive Benefits. We provide a limited number of perquisites to our NEOs. Benefits may include executive physical exams, relocation benefits, pension benefits and financial counseling/tax advice.

Non-Qualified Deferred Compensation Plan. We maintain a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) that allows certain executives, including the NEOs, and other management level personnel to voluntarily elect to defer base salary and earned annual incentive awards. Under that plan, we provide annual profit-sharing contributions and matching contributions that cannot be provided under Perrigo’s Profit-Sharing and Investment Plan (the “Tax-Qualified Plan”) because of the limitations of Sections 415 and 401(a)(17) of the Code. Code Section 415 limits the total annual additions to a participant’s account under the Tax-Qualified Plan to a specified dollar amount, which was $57,000 for 2020. Code Section 401(a)(17) limits total compensation that can be considered under the Tax-Qualified Plan. This limit is currently $285,000. Due to these limits, certain Perrigo employees would not receive profit-sharing contributions and matching contributions under the Tax-Qualified Plan on their full compensation. Therefore, we provide affected employees who contribute to the Deferred Compensation Plan, including the NEOs, a company match and a profit-sharing contribution under the Deferred Compensation Plan that they would have been eligible for under the Tax-Qualified Plan but for the limitations under the Code.

Employment Agreements (Severance Benefits)

We typically do not enter into employment agreements with our executives other than our CEO and non-U.S. executives, such as Mr. Andersen, where local laws require it. We entered into an employment agreement with Mr. Kessler when he was appointed as President and CEO in October 2018. The key compensation terms of this agreement are summarized below. In December 2019, based on Svend Andersen’s move to Belgium and based on Belgian law, we terminated Mr. Andersen’s U.K. agreement and replaced it with a Belgian agreement. The key compensation terms of Mr. Andersen’s agreement are also summarized below.

Post-employment payments under employment agreements, as applicable, and the Executive Committee Severance Policy, are presented in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 43.

All other NEOs, except Mr. Andersen, are subject to our general severance policy.

Mr. Kessler

Mr. Kessler’s employment agreement became effective on October 8, 2018. Consistent with our emphasis on performance-based pay, the majority of Mr. Kessler’s annual compensation is stock-based with the ultimate

36

Executive Compensation

value realized based on Perrigo’s stock price performance. In accordance with his employment agreement, Mr. Kessler’s compensation includes: a base salary; participation in the AIP; annual grants of equity under the LTIP; and participation in Perrigo’s other employee benefit plans.

The employment agreement provides for an initial term of three years, subject to automatic renewal thereafter for one-year periods unless either party provides 180 days’ prior notice of non-renewal. The agreement contains customary confidentiality obligations, non-competition restrictions for two years from the date of termination of employment and non-solicitation restrictions for two years from the date of termination of employment.

If Mr. Kessler were involuntarily terminated by us without cause or voluntarily terminated for good reason (as defined in the agreement), he would receive cash severance benefits and continued vesting of certain stock-based awards. The circumstances under which severance benefits are triggered and the resulting payouts are generally consistent with market practices.

On February 13, 2019, Mr. Kessler’s employment agreement was amended to avoid the unintended forfeiture of equity compensation if he were to retire after the initial three-year term of his contract. It now provides for accelerated vesting of awards granted under the LTIP (other than PSUs, which will vest or be forfeited based on the attainment of performance goals) so long as Mr. Kessler attains age 62 prior to his termination from employment.

On March 1, 2021, Perrigo Management Company (a subsidiary of the Company) signed an Amended and Restated Employment Agreement (the “Amended Agreement”) with Mr. Kessler to extend his term as CEO, President and member of the Board of Directors for an additional three-year period through October 8, 2024. The term remains subject to automatic renewal thereafter for one-year periods unless either party provides 180 days’ prior notice of non-renewal. The Amended Agreement maintains Mr. Kessler’s current salary and provides a target annual bonus opportunity of $1,545,000 in 2021 and not less than $1,745,000 in 2022 and future years. Beginning in 2022, the fair value of Mr. Kessler’s annual grant under the Long-Term Incentive Plan will be no less than $9,750,000. Under the Amended Agreement, a notice of non-renewal timely sent by Perrigo Management Company will not be considered a Termination for severance purposes.

Except as described above, the terms of Mr. Kessler’s ongoing employment remain materially unchanged from his Employment Agreement, dated October 8, 2018, as amended on February 13, 2019.

Mr. Andersen

Mr. Andersen’s current Belgian management agreement became effective in December 2019. In accordance with his management agreement, Mr. Andersen’s compensation includes a base salary; participation in the AIP; annual grants of equity under the LTIP; and an additional fee to use for travel.

The management agreement has an indefinite term and will continue unless Mr. Andersen provides six months’ prior notice of termination or the Company provides three months’ prior notice of termination. The agreement contains confidentiality provisions as well as non-competition and non-solicitation provisions, ranging from one year to two years from the date of termination of his agreement.

37  2021 Proxy Statement

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for 2020, 2019, and 2018.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(1)	Stock Awards($)(2)	Option Awards($)(3)	Non-Equity Incentive Plan Compensation($)(4)	All Other Compensation($)(5)	Total($)
Murray S. Kessler Chief Executive Officer, President	2020	1,219,500	—	7,749,982	—	1,928,593	69,155	10,967,230
	2019	1,200,000	—	7,750,010	—	1,791,436	66,326	10,807,772
	2018	277,692	950,000	—	2,500,001	349,315	25,822	4,102,830
Raymond P. Silcock Executive Vice	2020	664,625	—	1,999,974	—	636,443	58,378	3,359,420
	2019	500,000	500,000	2,000,033	—	471,775	8,400	3,480,208
Svend Andersen(6) Executive Vice President, President Consumer Healthcare	2020	651,400	—	1,400,048	—	366,614	103,849	2,521,911
	2019	646,704	—	1,399,985	—	398,390	32,394	2,477,473
	2018	534,124	—	1,265,447	307,493	308,880	30,622	2,446,566
Todd W. Kingma Executive Vice President, General	2020	573,981	—	1,400,048	—	461,617	62,566	2,498,212
	2019	557,263	—	1,399,985	—	435,498	82,647	2,475,393
	2018	540,333	—	1,524,957	419,991	229,038	53,535	2,767,854
Richard S. Sorota Executive Vice President, President Consumer Healthcare America	2020	599,823	—	1,400,048	—	477,096	23,415	2,500,382

1) Represents any cash bonus with the exception of the Annual Bonus (captured in the column “Non-Equity Incentive Plan Compensation”): for Mr. Kessler, a sign-on bonus of $950,000 in 2018; and for Mr. Silcock, a sign on bonus of $500,000 in 2019.

2) Represents the full grant date fair value of stock awards granted in the years shown, calculated in accordance with U.S. GAAP. Stock awards include service-based restricted stock units and performance-based restricted stock units. For the performance-based stock awards, the amounts reported were valued using the closing market price of our ordinary shares on the date of grant assuming payout at target performance of 100% (the probable outcome of the relevant performance conditions as of the grant date). See the Grants of Plan-Based Awards for 2020 table for additional information regarding the full grant date fair value for all stock awards. Additional weighted average valuation assumptions related to stock awards are included in the stockholders’ equity note of the audited financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018.

3) Represents the full grant date fair value of stock options granted in the fiscal years shown, calculated in accordance with U.S. GAAP.

Stock options were valued using the Black-Scholes model. Additional weighted average valuation assumptions related to option awards are included in the stockholders’ equity note of the audited financial statements included in our Annual Reports on Form 10-K for the fiscal year ended December 31, 2020.

4) The compensation amounts set forth in the “Non-Equity Incentive Plan Compensation” column represent the Annual Incentive Plan bonus earned for the relevant fiscal year period as described in the Compensation Discussion and Analysis section entitled 2020 Executive Compensation Program in Detail – Annual Incentive Award Opportunities.

5) The following table discloses the compensation amounts set forth in the “All Other Compensation” column of the Summary:

38

Executive Compensation

All Other Compensation Detail

Name	Perquisites and Other Personal Benefits ($)(1)	Registrant Contributions to Defined Contribution Plans ($)(2)	Registrant Contributions to Non-Qualified Plans	Executive Long-Term Disability ($)(3)	Total ($)
Murray S. Kessler	$14,126	$16,950	$38,079	$—	$69,155
Raymond P. Silcock	$19,828	$16,950	$21,600	$—	$58,378
Svend Andersen(4)	$103,849	$—	$—	$—	$103,849
Todd W. Kingma	$15,238	$16,950	$30,378	$—	$62,566
Richard S. Sorota	$5,343	$16,710	$—	$1,362	$23,415

1) For Mr. Kessler, represents an executive physical reimbursement and a financial advice benefit. For Mr. Silcock, Mr. Kingma and Mr. Sorota, represents a financial advice benefit. For Mr. Andersen, represents a contractual management fee.

2) Represents the Company’s contributions to 401(k) and Profit-Sharing Plans.

3) Represents executive long-term disability plan premiums paid by the Company.

4) Amounts paid to Mr. Andersen were converted to U.S. dollars based on foreign currency exchange rates on December 31, 2020.

6) Amounts paid to Mr. Andersen were converted to U.S. dollars based on the foreign currency exchange rates on December 31, 2020.

39  2021 Proxy Statement

Executive Compensation

Grants of Plan-Based Awards for 2020

The following table provides information regarding equity and non-equity awards granted to the named executive officers during 2020.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plans(4)			All Other Stock Awards # of units(5)	All Other Option Awards: Number of Securities Underlying Options(#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(7)
Name	Grant Date(1)	Award Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Murray S. Kessler	—	—	772,500	1,545,000	3,090,000	—	—	—	—	—	—	—
	3/5/2020(8)	2/19/2020	—	—	—	14,060	28,120	56,240	—	—	—	1,549,974
	3/5/2020(9)	2/19/2020	—	—	—	35,151	70,301	140,602	—	—	—	3,874,991
	3/5/2020	2/19/2020	—	—	—	—	—	—	42,181	—	—	2,325,017
Raymond P. Silcock	—	—	267,800	535,600	1,071,200	—	—	—	—	—	—	—
	3/5/2020(8)	2/19/2020	—	—	—	3,629	7,257	14,514	—	—	—	399,996
	3/5/2020(9)	2/19/2020	—	—	—	9,071	18,142	36,284	—	—	—	1,000,016
	3/5/2020	2/19/2020	—	—	—	—	—	—	10,885	—	—	600,020
Svend Andersen	—	—	186,121	372,242	744,484	—	—	—	—	—	—	—
	3/5/2020(8)	2/19/2020	—	—	—	2,540	5,080	10,160	—	—	—	280,010
	3/5/2020(9)	2/19/2020	—	—	—	6,350	12,700	25,400	—	—	—	700,024
	3/5/2020	2/19/2020	—	—	—	—	—	—	7,620	—	—	420,014
Todd W. Kingma	—	—	187,795	375,590	751,179	—	—	—	—	—	—	—
	3/5/2020(8)	2/19/2020	—	—	—	2,540	5,080	10,160	—	—	—	280,010
	3/5/2020(9)	2/19/2020	—	—	—	6,350	12,700	25,400	—	—	—	700,024
	3/5/2020	2/19/2020	—	—	—	—	—	—	7,620	—	—	420,014
Richard S. Sorota	—	—	194,025	388,050	776,100	—	—	—	—	—	—	—
	3/5/2020(8)	2/19/2020	—	—	—	2,540	5,080	10,160	—	—	—	280,010
	3/5/2020(9)	2/19/2020	—	—	—	6,350	12,700	25,400	—	—	—	700,024
	3/5/2020	2/19/2020	—	—	—	—	—	—	7,620	—	—	420,014

1) Actual date of grant.

2) Date on which the Remuneration Committee approved the award.

3) These columns show the dollar range of potential payout for fiscal 2020 performance under the Annual Incentive Bonus Plan as described in the section titled 2020 Executive Compensation Program in Detail in the Compensation Discussion and Analysis. The target values are based on a percentage of each executive’s salary. The maximum incentive award opportunity for any individual participant was 200% of the target award. In addition, the Remuneration Committee, or the Board in the case of the CEO, had the discretion to adjust any named executive officer’s award up by as much as 50% or down by as much as 100% based on individual performance. The actual payments for fiscal 2020 non-equity incentive awards are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

4) These columns show the range of performance-based restricted stock units that were granted in fiscal 2020 and that could be earned in fiscal 2023 under the LTIP, depending on whether specific performance goals are achieved in each of the three applicable performance periods, as described in the section titled 2020 Executive Compensation Program in Detail — Long-term Incentive Award Opportunities in the Compensation Discussion and Analysis. Earned awards, if any, can range from 0% to 200% of the target grant. The U.S. GAAP value of the 2020 fiscal performance-based restricted stock units granted on March 5, 2020 was $55.12 per share. These awards, to the extent earned, vest three years from the grant date.

5) This column shows the service-based restricted stock units granted during 2020. These award vest in three equal installments on each grant anniversary.

6) No stock options were granted during 2020.

7) Amounts are computed in accordance with U.S. GAAP and are included in the Summary Compensation Table in the applicable columns titled “Stock Awards” and “Option Awards.” For performance-based restricted stock units, the amounts disclosed are computed based on a target performance of 100%, which is the probable outcome of the relevant performance conditions as of the grant date.

8) Grant of rTSR performance-based restricted stock units.

9) Grant of OI performance-based restricted stock units.

40

Executive Compensation

Outstanding Equity Awards at 2020 Year End

The following table sets forth information detailing the outstanding equity awards held at December 31, 2020 by each of our NEOs.

		Option Awards				Stock Awards
Name	Option / Stock Award Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(3)
Murray S. Kessler	10/8/2018	0	110,074	72.80	10/8/2028	0	0	0	0
	3/6/2019	0	0	—	—	32,769	1,465,430	152,106	6,802,180
	3/5/2020	0	0	—	—	42,181	1,886,334	151,147	6,759,294
Raymond P. Silcock	4/5/2019	0	0	—	—	7,927	354,495	36,795	1,645,472
	3/5/2020	0	0	—	—	10,885	486,777	39,006	1,744,348
Svend Andersen	6/6/2017	13,075	0	70.34	6/6/2027	0	0	0	0
	3/8/2018	7,783	3,891	85.06	3/8/2028	0	0	7,933	354,764
	3/6/2019	0	0	—	—	5,919	264,698	27,477	1,228,771
	3/5/2020	0	0	—	—	7,620	340,766	27,305	1,221,080
Todd W . Kingma	8/23/2011	10,064	0	90.65	8/23/2021	0	0	0	0
	8/23/2012	8,576	0	108.62	8/23/2022	0	0	0	0
	8/22/2013	7,182	0	119.78	8/22/2023	0	0	0	0
	8/21/2014	7,133	0	147.75	8/21/2024	0	0	0	0
	2/26/2016	10,971	0	129.23	2/26/2026	0	0	0	0
	6/6/2017	20,189	0	70.34	6/6/2027	0	0	0	0
	3/8/2018	10,630	5,315	85.06	3/8/2028	0	0	10,835	484,541
	3/6/2019	0	0	—	—	5,919	264,698	27,477	1,228,771
	3/5/2020	0	0	—	—	7,620	340,766	27,305	1,221,080
Richard S. Sorota	3/5/2020	0	0	—	—	7,620	340,766	27,305	1,221,080

1) For better understanding of this table, this column has been added to show the grant date of all stock options and equity awards outstanding at fiscal year-end.

2) All stock option awards vest one-third per year over three years beginning on the anniversary of the grant date, except the option award granted to Mr. Kessler, which vests 100% on the third anniversary of the date of grant.

3) The market value unvested awards was calculated using the closing price of our ordinary shares as of December 31, 2020, which was $44.72.

4) Performance-based restricted stock units are earned and vest, if at all, three years from the grant date, depending on our performance over three full years for the fiscal 2018, 2019 and 2020 grants, as more fully described in the section entitled 2020 Executive Compensation Program in Detail — Long-Term Incentive Award Opportunities in the Compensation Discussion and Analysis. As of December 31, 2020, the number of unearned units for the 2018 award was calculated using vesting credits of 0%, 124% and 151% for 2018, 2019 and 2020, respectively, the number of unearned units for the 2019 award was calculated using vesting credits of 112% and 125% for 2019 and 2020, respectively, and assuming 200% for 2021: the number of unearned units for the 2020 award was calculated using vesting credits of 125% for 2020, and assuming 200% for 2021 and 2022.

41  2021 Proxy Statement

Executive Compensation

Option Exercises and Stock Vested in 2020

The following table provides information for each NEO concerning the vesting of restricted stock during 2020. No NEO exercised options in 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Murray S. Kessler	16,385	871,190
Raymond P. Silcock	3,964	175,843
Svend Andersen	10,427	554,404
Todd W. Kingma	17,477	933,404
Richard S. Sorota	0	0

1) Represents service-based restricted stock units and performance-based restricted stock units issued under the LTIP.

2) The value realized on vesting was calculated using the closing price of Perrigo shares on the day the awards vested.

Non-Qualified Deferred Compensation in 2020

The Deferred Compensation Plan allows participants to defer as much as 80% of base salary and 100% of incentive compensation. Participation in the plan is limited to the executive officers (including the NEOs) and other management level personnel. Amounts deferred under the Deferred Compensation Plan earn a return based on measurement funds made available to participants, which are determined by the Retirement Plan Committee. These measurement funds mirror the investment choices available in our 401(k) Plan, with the exception of Company stock, which is not an investment option in the Deferred Compensation Plan. Participants elect the form and timing of distributions of their Deferred Compensation Plan deferrals prior to the year in which it is deferred. Participants may change their distribution elections, however, changes must be made 12 months in advance and are subject to a five-year delay. Participants may elect in-service distributions to be paid in a lump sum up to five annual installments; in-service deferrals must remain in the Deferred Compensation Plan for at least three years prior to distribution. Participants may elect to receive their retirement/termination distributions in a lump sum or annual installments (up to 15 years) upon separation from service. If a participant’s in-service distribution was not paid prior to a separation from service, the in-service distribution will be paid according to their retirement/termination distribution election. All participants with an account balance subject to Section 409A of the Internal Revenue Code may not begin receiving retirement/termination distributions earlier than the first day of the seventh month following a separation from service.

The following table sets forth information relating to the Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)(1)	Perrigo Contributions in Last FY ($)(2)	Aggregate Earnings (Losses) in Last FY ($)*	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Murray S. Kessler	—	38,079.45	20,489.71	—	90,816.05
Raymond P. Silcock	—	21,600.00	8,826.33	—	30,426.33
Svend Andersen	—	—
Todd W. Kingma	55,029.48	30,378.04	50,368.03	—	2,278,227.93
Richard S. Sorota	—	—	—	—	—

1) Of the total amounts shown in this column, the following amounts are included in the Summary Compensation Table as 2020 salary: Mr. Kingma, $11,479.68; and the following additional amounts are included for 2020 in the Summary Compensation Table in the column entitled Non-Equity Incentive Plan Compensation: Mr. Kingma, $43,549.80.

2) These amounts are included in the Summary Compensation Table as All Other Compensation in the column “Registrant Contributions to Non-Qualified Plans”.

3) In addition to the amounts in footnote 1, this column includes the following amounts included in the Summary Compensation Table in the columns entitled (i) Salary (for fiscal year 2019): Mr. Kingma, $11,145.24; (ii) Non-Equity Incentive Plan Compensation (for fiscal year 2019): Mr. Kingma, $22,903.80; (i) Salary (for fiscal year 2018): Mr. Kingma, $10,807; (ii) Non-Equity Incentive Plan Compensation (for fiscal year 2018): Mr. Kingma, $83,797.

*We do not pay above-market or preferential interest or earnings on amounts deferred under the Deferred Compensation Plan.

42

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

All of our current NEOs participate in our AIP and LTIP and have the ability to participate in our Deferred Compensation Plan. In addition, all of our current NEOs, other than Mr. Kessler and Mr. Andersen, are covered by our U.S. Severance Policy, our Change in Control Severance Policy for U.S. Employees, and through January 15, 2020, by our Executive Committee Severance Policy. These plans and policies may require us to provide compensation to these officers in the event of a termination of employment or a change-in-control of Perrigo. Mr. Kessler’s agreement provides that he would receive compensation under his employment agreement in the event of a termination of employment or a change-in-control of Perrigo; however, any severance benefits payable under that agreement will only occur in the event of a termination of employment that, when following a change-in-control of Perrigo, results in a “double trigger” for severance benefits. The Remuneration Committee retains discretion to provide additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

The following table sets forth the expected benefits to be received by each current NEO, in addition to the amounts shown in the Non-Qualified Deferred Compensation in 2020 table on page 42 in the event of his termination resulting from various scenarios and assuming a termination date of December 31, 2020, the last business day of 2020, and a stock price of $44.72 our closing stock price on that date. Assumptions and explanations of the numbers included in the table below are set forth in the footnotes to, and in additional text following, the table.

Name and Benefits	Change in Control(1) ($)	Death, Disability, Retirement(2) ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason(3) ($)	Involuntary Termination for Economic Reasons(3) ($)
Murray S. Kessler
Cash Severance	5,562,000	—	—	4,171,500	4,171,500
Equity Awards
Service-Based Restricted Stock	3,351,764	3,351,764	—	2,723,001	2,723,001
Performance-Based Restricted Stock	9,530,503	2,833,236	—	2,833,236	2,833,236
Stock Options	—	—	—	—	—
Other Benefits	0	—	—	0	0

Total Estimated Incremental Value	18,444,267	—	—	9,727,736	9,727,736

Raymond P. Silcock
Cash Severance	1,339,000	—	—	669,500	669,500
Equity Awards
Service-Based Restricted Stock	841,273	841,273	—	679,028	679,028
Performance-Based Restricted Stock	2,376,600	685,379	—	685,379	685,379
Stock Options	—	—	—	—	—
Other Benefits(4)	25,000	—	—	25,000	25,000

Total Estimated Incremental Value	4,581,872	1,526,651	—	2,058,907	2,058,907

43 2021 Proxy Statement

Potential Payments Upon Termination or Change in Control

Name and Benefits	Change in Control(1) ($)	Death, Disability, Retirement(2) ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason(3) ($)	Involuntary Termination for Economic Reasons(3) ($)
Svend Andersen
Cash Severance	1,145,360	—	—	572,680	572,680
Equity Awards
Service-Based Restricted Stock	605,464	605,464	—	491,875	491,875
Performance-Based Restricted Stock	2,098,888	730,948	—	730,948	730,948
Stock Options	—	—	—	—	—
Other Benefits	0	—	—	0	0

Total Estimated Incremental Value	3,849,713	1,336,412	—	1,795,504	1,795,504

Todd W. Kingma
Cash Severance	1,155,660	—	—	577,830	577,830
Equity Awards
Service-Based Restricted Stock	605,464	605,464	—	491,875	491,875
Performance-Based Restricted Stock	2,236,894	811,131	—	811,131	811,131
Stock Options	—	—	—	—	—
Other Benefits(4)	25,000	—	—	25,000	25,000

Total Estimated Incremental Value	4,023,018	1,416,595	—	1,905,837	1,905,837

Richard S. Sorota
Cash Severance	1,194,000	—	—	597,000	597,000
Equity Awards
Service-Based Restricted Stock	340,766	340,766	—	227,178	227,178
Performance-Based Restricted Stock	795,122	0	—	0	0
Stock Options	—	—	—	—	—
Other Benefits(4)	25,000	—	—	25,000	25,000

Total Estimated Incremental Value	2,354,888	340,766	—	849,178	849,178

1) In the event of termination in connection with a change in control, all NEOs will receive the double of the standard cash treatment and immediate vesting on all equity vehicles (value at target for PSUs).

2) In the event of death, disability or retirement, all NEOs will receive immediate vesting on all equity vehicles (actual performance for PSUs).

3) In the event of termination without cause or involuntary termination for economic reasons, Mr. Kessler’s and Mr. Andersen’s severance treatment is determined by their respective agreements; Mr. Silcock’s, Mr. Kingma’s and Mr. Sorota’s by the Perrigo Company plc U.S. Severance Policy Amended and Restated Effective February 13, 2019. RSUs, PSUs and NQSOs will continue to vest for 24 months under their original vesting schedule. PSUs will vest based on actual performance at the end of the original performance periods.

4) Other benefits include career transition services up to $25,000 for Mr. Silcock, Mr. Kingma and Mr. Sorota.

Employment Agreement with Chief Executive Officer

Mr. Kessler’s employment agreement provided that his employment may be terminated during the term of the agreement under the following circumstances:

•	upon Mr. Kessler’s death or disability;

•	by Perrigo with or without cause (as defined in the agreement);

44

Potential Payments Upon Termination or Change in Control

•	by mutual agreement; or

•	by Mr. Kessler with good reason (as defined in the agreement).

If during the term of this agreement Mr. Kessler’s employment were terminated by us without cause or by him for good reason and he agrees to a release of claims against Perrigo, he would also be entitled to compensation and benefits earned to that date, as well as:

•	a prorated annual bonus for the year of termination (determined based on actual performance);

•	payment of an amount equal to 18 months of his then-current salary and target bonus, payable in a lump sum;

•	a payment of health insurance premiums for 18 months, but only if Mr. Kessler is not entitled to health insurance coverage from another employer-provided plan; and

•

continued vesting for a period of 24 months of all equity incentive awards granted to him, and in the case of PSUs, based on actual Company performance, provided that any portion of such awards that does not vest pursuant to the above is forfeited and no option may be exercised later than the expiration of the option term as specified in the award agreement.

If any such termination without cause or for good reason were to occur within 24 months following a change of control, Mr. Kessler would be entitled to the same benefits as listed above, except he would be entitled to:

•	a cash payment of an amount equal to 24 months of his then-current salary and target bonus rather than 18 months;

•	a cash payment equal to the cost of health insurance premiums for six months; and

•	immediate vesting of all equity incentive awards granted to him, and in the case of PSUs, based on “target” levels of achievement.

If Mr. Kessler were terminated for cause, he would receive compensation and benefits earned to date, including payment for unused vacation days. If Mr. Kessler’s employment were terminated for death or disability, he would receive compensation and benefits earned to date, including payment for unused vacation days, as well as a prorated annual bonus for the year of termination (determined based on actual performance).

Payments Under the Annual Incentive Plan

Generally, no portion of the payments under the AIP is considered earned or payable for a particular year unless the NEO is employed by us and in good standing on the last day of the fiscal year. The AIP, however, may require us to make payments to NEOs who are no longer employed by us on the last day of the fiscal year under the following circumstances:

•	retirement at age 65 or older;

•	retirement at age 60 or older with at least 10 years of service;

•	early retirement of a named executive officer under an early retirement plan;

•	permanent disability as determined by the Remuneration Committee; or

•	death.

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Potential Payments Upon Termination or Change in Control

Under all circumstances listed above, the NEO, or the executive officer’s estate in the case of death, will be entitled to a pro rata portion of any payment under the AIP for that fiscal year, computed to the date of the termination.

An NEO eligible to receive a post-termination payment under the AIP will be paid in a lump sum within a reasonable time after the close of the fiscal year in which termination occurred.

Payments Under the Long-Term Incentive Plan

If an NEO terminates employment with us due to death, disability or retirement, the executive officer’s (i) outstanding options will immediately vest in full, (ii) service-vesting restricted stock units (RSUs) will be free of any restriction period; and (iii) PSUs will vest or be forfeited based on the attainment of performance goals. The outstanding options may be exercised in whole or in part by the participant or his/her fiduciary, beneficiary or conservator, as applicable, at any time prior to their respective expiration dates.

If an NEO is involuntarily terminated for economic reasons, the executive officer may exercise the executive officer’s options, to the extent vested, at any time prior to the earlier of (i) the date that is 30 days after the date that is 24 months after the termination date, or (ii) their respective expiration dates. Any options, RSUs and PSUs that are not vested on the termination date, but are scheduled to vest during the 24-month period following the termination date, according to the vesting schedule in effect before termination, will vest as if the participant had continued to provide services to us during the 24-month period. Any unvested options, RSUs and PSUs that are not scheduled to vest during that 24-month period will be forfeited on the termination date. If an NEO who is involuntarily terminated for economic reasons should die while the executive officer’s options remain exercisable, the fiduciary of the NEO’s estate or the executive officer’s beneficiary may exercise the options (to the extent that those options were vested and exercisable prior to the named executive officer’s death) at any time prior to the later of the date that is (i) 30 days after the date that is 24 months after the NEO’s termination date, or (ii) 12 months after the date of death, but in no event later than the respective expiration dates of the options.

Upon an event of termination for any reason during the restriction period, restricted shares and restricted stock units still subject to restriction generally will be forfeited by the NEO and reacquired by Perrigo. Subject to the one-year minimum vesting requirements of the LTIP, we may in our sole discretion waive in whole or in part any or all remaining restrictions with regard to an NEO’s shares.

If an NEO is terminated for cause, any restricted shares or restricted stock units subject to a restriction period will be forfeited and the executive officer’s right to exercise the executive officer’s options will terminate. If within 60 days after an NEO is terminated for any reason, we discover circumstances that would have permitted us to terminate an NEO for cause, any shares, cash or other property paid or delivered to the NEO within 60 days of such termination date will be forfeited and the NEO must repay those amounts to Perrigo.

If the NEO is terminated for any reason other than those described above, the NEO will have the right to exercise the executive officer’s options at any time prior to the earlier of (i) the date that is three months after the termination date, or (ii) their respective expiration dates, but only to the extent that those options were vested prior to the termination date. Any options or RSUs and PSUs that are not vested at the termination date will be forfeited on the termination date. If an NEO dies after the termination date while the executive

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Potential Payments Upon Termination or Change in Control

officer’s options remain exercisable and the termination was not due to death, disability, retirement or an involuntary termination for cause or due to economic reasons, the fiduciary of the NEO’s estate or the executive officer’s beneficiary may exercise the options (to the extent that those options were vested and exercisable prior to the executive officer’s death) at any time prior to the earlier of (i) 12 months after the date of death, or (ii) their respective expiration dates.

Regardless of the vesting requirements that otherwise apply to an award under the LTIP as described above, in the event of a change in control (as defined in the LTIP), options and RSUs outstanding under the LTIP as of the date of the change in control that have not vested will become vested and the options will become fully exercisable. The restrictions and deferral limitations applicable to any restricted shares and units will lapse and such restricted shares and service-vesting RSUs will become free of all restrictions and limitations and will become fully vested and transferable. In addition, upon a change in control, all performance awards will be considered to be earned and payable in full, and any deferral or other restriction will lapse, and the performance awards will be immediately settled and distributed. The restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards will lapse, and those other stock unit awards and other awards will become free of all restrictions, limitations or conditions and will become fully vested and transferable to the full extent of the original grant.

The above discussion described the default rules applicable to awards. The Remuneration Committee has the discretion to establish different terms and conditions relating to the effect of the NEO’s termination date on awards under the LTIP.

Payments Under the Non-Qualified Deferred Compensation Plan

If an NEO is terminated for any reason other than death, the executive officer will receive a termination benefit under the Deferred Compensation Plan equal to the executive officer’s vested account balance. The Non-Qualified Deferred Compensation in 2020 table on page 42 reflects account balances as of the end of 2020.

This termination benefit will be paid to the NEO in a lump sum or under an annual installment method of up to 15 years, based on the NEO’s choice when the executive officer began participation in the plan or as the executive officer subsequently changed the election. If the NEO did not make an election with respect to method of payment for a termination benefit, the executive officer will be deemed to have elected to be paid in a lump sum. A lump sum payment of the termination benefit will be made, or annual installments will commence, as of the first day of the seventh month following the date the NEO terminates the executive officer’s employment with us.

An NEO’s beneficiary will receive a survivor benefit equal to the NEO’s vested account balance if the NEO dies before the executive officer commences payment under the Deferred Compensation Plan. The survivor benefit will be paid to the NEO’s beneficiary in a lump sum payment as soon as administratively practicable, but in no event later than the last day of the calendar year in which the NEO’s death occurs or, if later, by the 15th day of the third month following the NEO’s death.

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Potential Payments Upon Termination or Change in Control

Payments Under the Change in Control Severance Policy for U.S. Employees

On February 13, 2019, we amended and restated our broad-based Change in Control Severance Policy for U.S. Employees to modify the definition of change in control thereunder as it pertains to a change in incumbent directors. As amended, any director whose initial assumption of office was in connection with an actual or threatened proxy solicitation may nonetheless be deemed an incumbent director following such time as such director has been both (i) recommended by our Nominating & Governance Committee for election as a director of the Company and (ii) elected by the Company’s shareholders to serve on the Board of Directors of the Company at three successive annual general meetings.

The change in control policy provides that upon a qualifying termination of employment within two years following a change in control, a named executive officer (other than the CEO and non-U.S. NEO), would receive a lump sum severance payment equal to two times the sum of the executive officer’s base salary and target bonus opportunity, and a prorated annual bonus for the year of termination, based on actual performance.

In addition, the NEO would receive payment of health insurance premiums for 18 months, followed by a cash payment equal to the cost of such premiums for another six months, but only if the executive officer is not otherwise entitled to health insurance coverage under another employer-provided plan.

Payments Under the U.S. Severance Policy

On February 13, 2019, we amended and restated our broad-based severance policy for U.S. employees to modify the definition of change in control thereunder as it pertains to a change in incumbent directors. As amended, any director whose initial assumption of office was in connection with an actual or threatened proxy solicitation may nonetheless be deemed an incumbent director following such time as such director has been both (i) recommended by our Nominating & Governance Committee for election as a director of the Company and (ii) elected by the Company’s shareholders to serve on the Board of Directors of the Company at three successive annual general meetings.

Our broad based severance policy provides that, upon a qualifying termination of employment not within two years following a change in control, an eligible named executive officer, other than the CEO and non-U.S. NEO, would receive a severance payment equal to 52 weeks of the executive officer’s base salary, payable in installments, and a pro rata bonus payment for the year in which the termination occurs, based on actual performance.

In addition, the NEO would receive payment of health insurance premiums for 12 months, but only if the executive officer is not entitled to health insurance coverage under another employer-provided plan.

Payments Under the Executive Committee Severance Policy

On October 8, 2018, our Board approved a one-year extension of our Executive Committee Severance Policy, which applies to terminations of employment not in connection with a change in control. On February 13, 2019, we amended and restated the policy to reflect the extension and to modify the definition of change in control thereunder as it pertains to a change in incumbent directors. As amended, any director whose initial

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Potential Payments Upon Termination or Change in Control

assumption of office was in connection with an actual or threatened proxy solicitation may nonetheless be deemed an incumbent director following such time as such director has been both (i) recommended by our Nominating & Governance Committee for election as a director of the Company and (ii) elected by the Company’s shareholders to serve on the Board of Directors of the Company at three successive annual general meetings.

The policy provided that, upon a termination of employment without “cause” or a resignation for “good reason” between June 14, 2017 and January 15, 2020, eligible executive officers (Mr. Kessler is not eligible) would receive severance pay over 18 months in an amount equal to one and a half times the sum of the eligible executive’s base salary and target bonus. The executive officer would also be eligible to receive a pro rata bonus payment for the year in which the termination occurs, based on actual performance, and up to $25,000 of career transition assistance. During the severance period, we will pay the executive officer’s COBRA premiums if the executive officer is based in the U.S. The policy terminated on January 15, 2020 by its terms. While this policy was in effect, to the extent more favorable, executive officers who are U.S. or Belgian employees (other than Mr. Kessler) would have received payments and benefits under this policy instead of the payments and benefits that would have been provided under our other severance arrangements (including the U.S. Severance Policy).

49  2021 Proxy Statement

Remuneration Committee Report

Remuneration Committee Report

The Remuneration Committee of our Board of Directors consists of four directors, each of whom is independent, as defined under SEC rules and the NYSE standards.

The Remuneration Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management. Based on the review and discussions, the Remuneration Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Perrigo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE REMUNERATION COMMITTEE

Jeffrey B. Kindler, Chair
Bradley A. Alford
Orlando D. Ashford
Erica L. Mann

Equity Compensation Plan Information

The table below provides information about Perrigo’s ordinary shares that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2020. Shareholder-approved plans include our LTIP, as well as our Employee Stock Option Plan and Non-Qualified Stock Option Plan for Directors, which were replaced by our LTIP.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	2,744,905(1)	$91.56	4,847,595(2)
Equity compensation plans not approved by shareholders	—	—	—
Total	2,744,905	$91.56	4,847,595

1) Of these shares, 1,523,957 were subject to non-qualified stock options, 722,918 were subject to unvested restricted stock units and 498,030 were subject to unvested performance-based stock units at target.

2) All of these shares were available for issuance under our LTIP.

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CEO Pay Ratio

CEO Pay Ratio

The CEO pay ratio was calculated in accordance with SEC rules and requirements. We identified our median employee in 2019 using target total cash compensation (base salary plus target bonus) for all individuals, excluding the CEO, who were employed by us on December 31, 2019. We believe target total cash compensation is an appropriate consistently applied compensation measure by which to identify our median paid employee. We excluded 505 individuals in the following jurisdictions because they represent less than 5% of our total employee population: India, China, Hungary, Poland, Czech Republic, Turkey, Slovenia, Ukraine, Slovakia, Serbia, Romania, Bulgaria, Hong Kong, and Latvia. We included all other employees, whether employed on a full- or part-time basis, or seasonally. We did not make any assumptions, and we did not make any adjustments.

Since there were no significant changes in Perrigo’s employee population, we are permitted, and have chosen, to use the same median employee for the 2020 CEO pay ratio calculation as 2019. We calculated total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2020 Summary Compensation Table in this proxy statement. The total compensation of the median-paid employee, excluding the CEO, was $93,355 for 2020. The Compensation for our CEO in 2020 was $10,967,230. Therefore, the ratio of CEO pay to median employee pay was 117:1.

This information involves reasonable estimates based on employee payroll records and other relevant company information. In addition, SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

51 2021 Proxy Statement

Audit Committee Report

Audit Committee Report

The Audit Committee of the Board is responsible for monitoring the following, including their related risks: (1) Perrigo’s accounting and financial reporting principles and policies; (2) the integrity of Perrigo’s financial statements and the independent audit thereof; (3) Perrigo’s compliance with legal and regulatory requirements; (4) the qualifications, independence and performance of Perrigo’s independent registered public accounting firm; (5) the qualifications and performance of Perrigo’s internal audit function including where the service is outsourced and (6) Perrigo’s internal control over financial reporting. In particular, these responsibilities include, among other things, the appointment and compensation of Perrigo’s independent registered public accounting firm, reviewing with the independent registered public accounting firm the plan and scope of the audit of the financial statements and internal control over financial reporting and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal auditors and the independent registered public accounting firm. All of the members of the Audit Committee are independent directors, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual. The Board has adopted an Audit Committee Charter, which it reviews annually based upon input from the Audit Committee.

In connection with the December 31, 2020 financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent registered public accounting firm the matters required to be discussed under current auditing standards, and (3) received and discussed with the independent registered public accounting firm the written disclosures and letter from the independent registered public accounting firm required under PCAOB Ethics and Independence Rule 3526 and has discussed with the independent registered public accounting firm their independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that Perrigo’s audited financial statements be included in Perrigo’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2020.

THE AUDIT COMMITTEE

Donal O’Connor, Chair
Katherine C. Doyle
Geoffrey M. Parker
Theodore R. Samuels

52

Proposals to be Voted on

Proposals to be Voted on

Proposal 1 – Election of Directors

Under the Company’s Articles of Association, the Board of Directors must consist of between two and eleven directors, with the exact number determined by the Board of Directors. Eleven directors currently serve on our Board of Directors.

All directors who are elected will serve until the 2022 Annual General Meeting.

Based upon the recommendation of the Nominating & Governance Committee, the Board of Directors has nominated Bradley A. Alford, Orlando D. Ashford, Rolf A. Classon, Katherine C. Doyle, Adriana Karaboutis, Murray S. Kessler, Jeffrey B. Kindler, Erica L. Mann, Donal O’Connor, Geoffrey M. Parker, and Theodore R. Samuels for election as directors to serve until the 2022 Annual General Meeting.

Shareholders are entitled to one vote per share for each of the eleven nominees. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast in person or by proxy. If a director nominee does not receive this majority vote, he or she is not elected.

Information about each nominee is set forth below is based on information provided to us as of March [    ], 2021.

All Director nominees exhibit:
• High integrity	• An appreciation of multiple cultures
• A proven record of success	• Knowledge of corporate governance requirements and practices

Our Director nominees bring a balance of relevant skills to our boardroom:
• Global perspective	• Regulatory and governmental
• Consumer and pharmaceutical	• Financial
• CEO experience	• Public company board experience

Our Director nominees exhibit an effective mix of diversity, experience and fresh perspectives:
• Gender/Racial/Ethnic diversity: 40%
• Average age: 62 years
• Average tenure: approximately 3.36 years
• Active versus retired executives: 4 of 11
• Countries of origin: Australia, Ireland, Sweden and U.S.A.

53 2021 Proxy Statement

Proposals to be Voted on

Director Skills Matrix

Area of Expertise / Skill	Board Member
	BA	OA	RC	KD	AK	MK	JK	EM	DO	GP	TS
Senior Leadership	•	•	•	•	•	•	•	•	•	•	•
Financial Expertise				•		•			•	•	•
Industry	•	•	•			•	•	•		•	•
OTC/Consumer Commercial	•		•	•	•	•	•	•
Manufacturing/Supply Chain	•	•	•		•	•		•
Global/International	•	•	•	•	•	•	•	•	•
IT / Cyber Security				•	•
Governance	•	•	•	•	•	•	•	•	•	•	•
Diversity*		•		•	•			•	•

*Gender/Ethnic

Election of Directors

The following table provides summary information about our nominees for election to the Board of Directors. Additional information for all of our director nominees may be found on pages 55-60.

Name	Director Since	Primary Occupation	Independent	Number of Other Public Company Boards
Bradley A. Alford	2017	Retired Executive	Yes	One
Orlando D. Ashford	2020	Retired Executive	Yes	Two
Rolf A. Classon	2017	Retired Executive	Yes	Two
Katherine C. Doyle	2020	Retired Executive	Yes	One
Adriana Karaboutis	2017	Executive	Yes	One
Murray S. Kessler	2018	Executive	No	None
Jeffrey B. Kindler	2017	Executive	Yes	Two
Erica L. Mann	2019	Retired Executive	Yes	Two
Donal O’Connor	2014	Retired Executive	Yes	One
Geoffrey M. Parker	2016	Executive	Yes	One
Theodore R. Samuels	2017	Retired Executive	Yes	Two

Each director will serve for a term expiring at the 2022 Annual General Meeting, until a qualified successor has been elected, or until his or her death, resignation, retirement or removal by the shareholders for cause.

About the Nominated Directors

Our goal is to assemble a Board that operates cohesively and challenges and questions management in a constructive way. When assessing directors for the Board, we consider:

•	the directors’ overall mix of skills and experience;

•	the director’s understanding of our business;

•	how active they are in participating in Board, committee and annual general meetings; and

•	their character, integrity, judgment, record of achievement, diversity and independence.

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Proposals to be Voted on

We also look at a director’s ability to contribute to the Board, his or her available time and his or her participation on other boards. We believe these are important factors that impact the quality of the Board’s decision-making and its overall oversight of management and our business. The Nominating & Governance Committee specifically considers diversity in regard to the selection of nominees.

Our Expectations for Directors

We expect each member of our Board of Directors to act honestly and in good faith and to exercise business judgment with a view to the best interests of Perrigo overall. Each director is expected to:

•	comply with our Code of Conduct, including conflict of interest disclosure requirements;

•	develop an understanding of our strategy, our business environment and operations, the markets in which we operate and our financial position and performance;

•	diligently prepare for each Board, committee and annual general meeting by reviewing all of the materials he or she receives in advance;

•	actively and constructively participate in each Board meeting and seek clarification from management and outside advisors when necessary to fully understand the issues being considered;

•	participate in continuing education programs, as appropriate; and

•	participate in the Board and committee self-assessment process.

Director Experience

Our Board represents a cross-section of business, industry and financial experience. All of our directors bring to the Board of Directors significant leadership experience derived from their professional experience in either the corporate or academic sectors, as well as their service as executives or board members of other corporations or businesses. The process undertaken by the Nominating & Governance Committee in recommending qualified director candidates is described in “Director Nominations” on page 14. Certain individual qualifications and skills of our directors that contribute to the effectiveness of our Board of Directors as a whole are described below.

All of the nominees for this year are current Perrigo directors. We will vote your shares as you specify on the enclosed proxy card or through telephone or Internet voting. If you return a proxy card and do not specify how you want your shares voted, we will vote them FOR the election of each of the nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not anticipate that any nominee will be unable to serve.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AT THE AGM

Bradley A. Alford, 64, has been a director of Perrigo since February 2017. Mr. Alford joined Advent International Corporation, a global private equity firm, in 2014 as an Industry Advisor and moved to Operating Partner in March of 2016. From 2006 to 2013, Mr. Alford was Chairman and Chief Executive Officer of Nestlé USA. Mr. Alford also served as CEO and President of Nestlé Brands Company. He serves as a director of Avery Dennison Corporation since April 2010 and previously served as a director of Conagra Brands, Inc. from July 2015 to September 2018. Throughout his career, Mr. Alford has been focused on developing brands, initiatives to improve processes and facilitate best practices across an organization.

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Proposals to be Voted on

Director Qualifications:

•	Leadership experience – current and previous executive leadership roles within the private and public sectors.

•	Board and corporate governance experience – board and corporate governance experience from service as a director of public, private and non-profit companies.

•	Industry knowledge – extensive experience and knowledge in management, operations and supply chain as well as the development and marketing of consumer products.

Orlando D. Ashford, 52, has been a director since December 2020. Mr. Ashford is a strategic advisor with Sycamore Partners in New York, and serves on the board of directors of ITT, Inc., and Array Technologies, Inc., since December 2011 and October 2020, respectively. He most recently served as president of Holland America Line, leading the award-winning cruise line’s brand and business, and was previously president of the Talent Business Segment for Mercer, the global consulting firm. Previous to Mercer he served as senior vice president, chief human resources and communications officer of Mercer’s parent company, Marsh & McLennan Companies and also has held several other leadership roles during the course of his career at Coca-Cola Company and Motorola Inc. Mr. Ashford holds a Bachelor of Science degree and Master of Science degree in Organizational Leadership and Industrial Technology from Purdue University.

Director Qualifications:

•	Leadership experience – current and previous executive leadership roles within the public and private sectors.

•	Board and corporate governance experience – board and corporate governance experience from service as a director of public companies.

Rolf A. Classon, 75, has been a director of Perrigo since May 2017. Mr. Classon served as Interim President and Chief Executive Officer of Hillenbrand Industries, a global diversified industrial company, from May 2005 until March 2006. From 2002 until June 2004, Mr. Classon served as Chairman of the Executive Committee of Bayer Healthcare AG, a subsidiary of Bayer AG. Mr. Classon served as President of Bayer Diagnostics from 1995 to 2002 and as Executive Vice President from 1991 to 1995. Prior to 1991, Mr. Classon held various management positions with Pharmacia Corporation. Mr. Classon serves as a director of Fresenius Medical Care AG and Co. since May 2012, and Catalent, Inc. since July 2014. Mr. Classon also served as a director of Hill-Rom Holdings, Inc., from July 2001 to March 2018, Aerocrine AB, Stockholm from May 2013 to July 2015, Auxilium Pharmaceuticals from July 2005 to January 2015 and Tecan Group, Ltd. from 2009 to April 2018.

Director Qualifications:

•	Leadership and operating experience – previous executive leadership roles at Hillenbrand Industries, Bayer Healthcare AG, Bayer Diagnostics and Pharmacia Corporation.

•	Board and corporate governance experience – board and corporate governance experience from current and prior service as a director and committee member on public boards.

•	Industry knowledge – extensive experience in varying roles within the pharmaceutical industry.

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Proposals to be Voted on

Katherine C. Doyle, 53, has been a director of Perrigo since July 2020. From 2016 to 2019, Ms. Doyle served as the Chief Executive Officer of Swanson Health Products, Inc, an e-commerce brand. Prior to that, she served as an independent consultant to direct-to-consumer wellness businesses from 2014 to 2016. Ms. Doyle previously worked at Abbott Laboratories in various executive leadership roles from 2011 to 2014, including President of the Abbott Nutrition Product Division and, before that, Vice President and General Manager of Pediatric Nutrition. Prior to 2011, Ms. Doyle gained more than 20 years of experience at McKinsey & Company, Inc., including 10 years as Principal, working in the consumer-packaged goods, consumer healthcare and retail sectors across Europe, Asia, Latin America and Africa. Since April 2019, Ms. Doyle has served as a director of Ahold Delhaize, a global omnichannel grocery retailer, where she is the Chair of the Sustainability and Innovation Committee and serves on the Audit Committee. Previously, she served on the board of Bemis Company, Inc., a former publicly traded global packaging company, from August 2017 to June 2019, where she served on its Audit and Nomination and Governance Committees.

Director Qualifications:

•	Leadership experience – previous Chief Executive Officer and executive leadership roles within the public and private sectors.

•	Board and corporate governance experience – board and corporate governance experience from service as a director of public companies.

•	Industry knowledge – extensive experience and knowledge in management, operations and the development and marketing of healthcare and consumer products and e-commerce.

Adriana Karaboutis, 58, has been a director of Perrigo since May 2017. Since August 2017, Ms. Karaboutis has served as Chief Information and Digital Officer of National Grid, a publicly traded utility company. Ms. Karaboutis served as Executive Vice President, Technology, Business Solutions and Corporate Affairs at Biogen Inc., an independent biotechnology company from December 2015 to February 2017, and as Executive Vice President, Technology and Business Solutions from September 2014 to December 2015. Prior to that, Ms. Karaboutis served as Vice President and Global Chief Information Officer of Dell, Inc., a global technology company, from 2011 to September 2014, and as Vice President of IT, Global Operations and Technology from 2010 to 2011. Ms. Karaboutis spent more than 20 years at General Motors Corporation and Ford Motor Company in various leadership positions, including computer-integrated manufacturing, supply chain operations and information technology. Since July 2019, Ms. Karaboutis has served as a director of Aspen Technologies, Inc., a global leader in optimization software. Ms. Karaboutis served on the board of directors of Advance Auto Parts, Inc. from 2015 to May 2020 as well as Blue Cross Blue Shield of Massachusetts from February 2016 to December 2017.

Director Qualifications:

•	Leadership and operating experience – executive leadership roles in the public and non-profit sectors across multiple industries.

•	Board and corporate governance experience – current and prior board and committee experience in the healthcare, retail and cyber security industries.

•	Industry knowledge – extensive experience and knowledge in management, technology, e-commerce and cyber security.

Murray S. Kessler, 61, was appointed President, Chief Executive Officer and Board Member of Perrigo Company plc, effective October 8, 2018. Before joining Perrigo, Mr. Kessler served as the Chairman of the

57  2021 Proxy Statement

Proposals to be Voted on

board of directors, President and CEO of Lorillard, Inc. (2010-2015). He served as Vice Chair of Altria, Inc. (2009) and President and CEO of UST, Inc. (2000-2009), a wholly owned subsidiary. Previous to his time at UST, Mr. Kessler had over 18 years of consumer-packaged goods experience with companies including Vlasic Foods International, Campbell Soup and The Clorox Company. In addition to his board service at Lorillard, Mr. Kessler previously served on the board of directors of Reynolds-American, Inc. from 2015 to 2017. Mr. Kessler has served as voluntary President of the United States Equestrian Federation from 2015 to January 2020.

Director Qualifications:

•	Leadership experience – current Chief Executive Officer and previous executive leadership roles within the public sector.

•	Board and corporate governance experience – board and corporate governance experience from service as a director and chairman of public and non-profit companies.

•	Industry knowledge – extensive experience and knowledge in management, operations and the development and marketing of consumer products.

Jeffrey B. Kindler, 65, has been a director of Perrigo since February 2017. Mr. Kindler has served as CEO of Centrexion Corporation, a privately held bio therapeutics company that develops pain therapies, since 2013. Prior to this, Mr. Kindler was a Venture Partner at Lux Capital from 2012 until January 2020, Executive Chairman of vTv from July 2015 to November 2019, Chairman and CEO of Pfizer, Vice President of Litigation and Legal Policy at General Electric Company, Executive Vice President and General Counsel at McDonald’s, and President at Partner Brands. In addition, Mr. Kindler has been a director of Terns Pharmaceutical since December 2020, in February 2021 Terns became public company; a director Intrexon, now known as Precigen, since 2011; and PPD since May 2017, in February 2020 PDD became a public company. Mr. Kindler also serves as an advisor of a number of healthcare companies. Mr. Kindler served on the board of Siga Technologies from 2013 until May 2020 and vTv Therapeutics from 2025 until December 2020.

Director Qualifications:

•	Leadership experience – current and previous executive leadership roles within the private and public sectors.

•	Board and corporate governance experience – board and corporate governance experience from service as a director of public, private and non-profit companies.

•	Legal experience – extensive legal experience in both the public and private sectors.

Erica L. Mann, 62, has been a director of Perrigo since April 2019. Ms. Mann is a seasoned pharmaceutical executive. She served as President of Bayer’s Consumer Health Division from March 2011 until March 2018. Prior to this Ms. Mann was the President of Pfizer’s Global Nutrition Division from 2009 until 2011 and with the Wyeth Group from 1994 until 2009, where she held various senior executive positions. Ms. Mann has served as a non-executive director of Kellogg since February 2019, and has served as a non-executive director of DSM, a global Nutrition, Health and Sustainable Living company, since May 2019. She previously served as a non-executive director of SOHO Flordis International from August 2018 until November 2019 and as a director of Bayer AG and Bayer CH from January 2016 until March 2018 and as the a director of the World Self Medication Industry Association (Geneva, Switzerland) from 2011 until March 2018 (chair 2014-2016). She has held executive positions in several industry organizations, including the South African Pharmaceutical Manufacturers’ Association, Medicines Australia, and the International Association of Infant Food Manufacturers.

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Proposals to be Voted on

Director Qualifications:

•	Leadership experience – former executive and previous executive leadership roles within the private and public sectors.

•	Board and corporate governance experience – current and prior board and committee experience in the pharmaceutical and other industries.

•	Industry knowledge – extensive experience and knowledge in management, operations and the development and marketing in the pharmaceutical and self-care industries.

Donal O’Connor, 70, has been a director of Perrigo since November 2014 and was previously a director of Elan Corporation, plc from May 2008 until Perrigo’s acquisition of Elan in December 2013. He was previously the senior partner of PwC in Ireland from 1995 until 2007. He was also a member of PwC Global board from 2003 to 2008 and was a former chairman of the PwC Eurofirms board. From December 2008 to May 2012, Mr. O’Connor served as a director for Readymix plc, an Irish concrete manufacturer and supplier. From December 2008 to June 2010, Mr. O’Connor served as the government appointed Chairman of Anglo Irish Bank plc. From July 2017 to July 2018, Mr. O’Connor served as a director of Malin Corporation. Since October 2015, Mr. O’Connor has served as a director of Theravance Biopharma, Inc. Mr. O’Connor also holds directorships on a number of private Irish company boards.

Director Qualifications:

•	Leadership experience – former Senior Partner of Pricewaterhouse Coopers.

•	Board and corporate governance experience – current and prior board and committee experience in the financial, pharmaceutical and other industries.

•

Accounting and financial expertise – qualified chartered accountant currently designated as an “audit committee financial expert” given his skills and attributes acquired through relevant education and work experience.

Geoffrey M. Parker, 56, has been a director of Perrigo since November 2016. Since April 2017, Mr. Parker has served as Chief Financial Officer of Tricida, Inc., a biopharmaceutical company. Mr. Parker previously served as Chief Financial Officer of Anacor Pharmaceuticals, a biopharmaceutical company, from September 2010 to May 2015. From 1997 to 2009, Mr. Parker led the West Coast Healthcare Investment Banking practice at Goldman Sachs, where he advised leading companies in the biotechnology, life science tools and medical device industries. Mr. Parker has served as a member of the board of directors of ChemoCentryx since December 2009. Mr. Parker previously served on the board of directors of Genomic Health from June 2016 until November 2019 and of Sunesis Pharmaceuticals from March 2016 until December 2017.

Director Qualifications:

•	Leadership experience – current Chief Financial Officer as well as a former investment banking executive.

•	Board and corporate governance experience – current board and committee experience in the health science industry.

•	Accounting and financial expertise – designated as an “audit committee financial expert” given his skills and attributes acquired through relevant education and work experience.

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Proposals to be Voted on

Theodore R. Samuels, 66, has been a director of Perrigo since January 2017. From 1981 to 2017, Mr. Samuels was an investor at Capital Group, a financial services company, and he served as President of Capital Guardian Trust Company, an affiliated company of Capital Group, from 2010 to 2016. While at Capital Group, he also served on The Capital Group board, audit committee and finance committee, as well as on numerous management and investment committees. Mr. Samuels has been a director for Stamps.com since January 2017 and a director of Bristol-Myers Squibb since February 2017.

Director Qualifications:

•	Leadership experience – former investment management executive and former co-chair of Children’s Hospital Los Angeles.

•	Board and corporate governance experience – past and current board and committee experience in the financial and health science industries.

•	Accounting and financial expertise – extensive accounting and financial skills and attributes acquired through relevant education and work experience.

Accordingly, we are asking shareholders to approve the following resolutions as Ordinary Resolutions of the Company at the AGM:

RESOLVED that the shareholders elect, by separate resolutions, the following individuals as directors, to serve until the 2022 Annual General Meeting:

•	Bradley A. Alford

•	Orlando D. Ashford

•	Rolf A. Classon

•	Katherine C. Doyle

•	Adriana Karaboutis

•	Murray S. Kessler

•	Jeffrey B. Kindler

•	Erica L. Mann

•	Donal O’Connor

•	Geoffrey M. Parker

•	Theodore R. Samuels

The Board of Directors unanimously recommends a vote FOR

each of the director nominees

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Proposals to be Voted on

Proposal 2 – Ratification, in a Non-Binding Advisory Vote, of the Appointment of Ernst & Young LLP as the Company’s Independent Auditor and Authorization, in a Binding Vote, of the Board of Directors, Acting Through the Audit Committee, to Fix the Remuneration of the Auditor

The firm of Ernst & Young LLP (“EY”) began auditing the consolidated financial statements of Perrigo Company, our predecessor, in fiscal 2009. The Audit Committee has appointed EY to serve as our independent auditor for fiscal year 2021, and the Board of Directors recommends that the shareholders ratify the appointment of EY to audit our consolidated financial statements for our 2021 fiscal year. While under Irish law, EY is deemed to be reappointed without the necessity of a shareholder vote, we are submitting the appointment to our shareholders as a matter of good corporate practice to obtain their views. In addition, the shareholders are being asked to authorize the Board of Directors, acting through the Audit Committee, to determine EY’s remuneration. This authorization is required by Irish law. The affirmative vote of a majority of the votes cast at the AGM is required for this proposal.

We expect representatives of EY to be present at the AGM with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

EY has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in Perrigo or any of its affiliates other than as accountants.

During fiscal years 2019 and 2020, we retained EY to perform auditing and other services for us and paid them the following amounts for these services:

Fiscal Year 2019
Audit Fees	$12,017,011
Audit-Related Fees (1)	$3,610,184
Tax Compliance	$141,000
Tax Consulting & Advisory	$130,000
All Other Fees	-0-
Total Fees	$15,898,195

Fiscal Year 2020
Audit Fees	$11,080,306
Audit-Related Fees (2)	$156,850
Tax Compliance	$204,900
Tax Consulting & Advisory	$579,900
All Other Fees	-0-
Total Fees	$12,021,956

(1) Relates primarily to services provided in connection with the Company’s strategic portfolio review.

(2) Includes $7,500 for access to an online research tool

The Audit Committee maintains a policy pursuant to which it reviews and pre-approves audit and permitted non-audit services (including the fees and terms thereof) to be provided by our auditor, except for the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to the completion of our audit. The Chair of the Audit Committee, or any other member or members designated by the Audit Committee, is authorized to pre-approve non-audit services, provided that any pre-approval shall be reported to the full Audit Committee at its next scheduled meeting. All audit and other services performed by our auditor in fiscal year 2020 were approved in accordance with the Audit Committee’s policy.

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Proposals to be Voted on

Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the Company at the AGM:

RESOLVED that the shareholders of Perrigo Company plc (the “Company”) ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2021, and authorize, in a binding vote, the Board of Directors acting through the Audit Committee to fix the remuneration of the auditor.

The Board of Directors unanimously recommends that shareholders vote

FOR the ratification, in a non-binding advisory vote, of the appointment of Ernst & Young LLP as our Company’s independent auditor for the fiscal year ending December 31, 2021 and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor

Proposal 3 – Advisory Vote on Executive Compensation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires us to provide our shareholders with an opportunity to cast an advisory vote regarding the compensation of our named executive officers. This is commonly known as a “Say-on-Pay” proposal, as it gives our shareholders the opportunity to communicate to the Remuneration Committee and the Board of Directors their view on our compensation of the named executive officers.

It has been our practice to hold a Say-on-Pay vote annually, and at our 2020 AGM, our shareholders expressed their preference that we continue to do so. For that reason, we are asking our shareholders to approve, on a non-binding basis, the compensation of the Company’s named executive officers disclosed in this proxy statement. As described in detail in the “Compensation Discussion and Analysis”, beginning on page 22, our philosophy in setting executive compensation is to provide a total compensation package that provides the compensation and incentives needed to attract, retain and motivate talented executives who are crucial to our long-term success while aligning our executives’ compensation with our short-term and long-term performance.

Consistent with that philosophy, a significant percentage of the total compensation opportunities for each of our named executive officers is directly related to our stock price performance and to other performance factors that measure progress against operating plans and the creation of shareholder value. Through stock ownership requirements and equity incentives, we also align the interests of our executives with the long-term interests of the Company and our shareholders. For these reasons, we believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles.

At the 2020 AGM, our shareholders strongly approved the Say-on-Pay proposal, with more than 88% of the votes cast voting in favor of the proposal.

Our pay-for-performance compensation program demonstrated once again in 2020 that it is working as intended.

The Remuneration Committee and Board of Directors believe that the information provided in the

“Compensation Discussion and Analysis” demonstrates that our executive compensation program aligns our

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Proposals to be Voted on

executives’ compensation with Perrigo’s short-term and long-term performance and provides compensation and incentives needed to attract, motivate and retain key executives that are crucial to Perrigo’s long-term success.

Although this Say-on-Pay advisory vote is non-binding, the Remuneration Committee and the Board will review the results of this vote and take them into account for future determinations concerning our executive compensation program.

Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the Company at the AGM:

RESOLVED that the shareholders of Perrigo Company plc (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2021 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis and the compensation tables and narrative disclosures under the “Executive Compensation” section of this proxy statement.

The Board of Directors unanimously recommends that shareholders vote

FOR the approval, on an advisory basis, of the compensation of the

Company’s named executive officers

Proposal 4 – Renew the Board’s Authority to Issue Shares under Irish Law

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. On May 6, 2020, shareholders granted the Board authority to issue shares, with such authority to expire on November 6, 2021. The proposed resolution seeks to renew the Board’s authority to issue shares.

It is customary practice in Ireland to seek shareholder authority to issue shares with an aggregate nominal value of up to 33% of the aggregate nominal value of the company’s issued share capital and for such authority to be renewed each year.

Consistent with that practice, we are seeking approval to issue up to a maximum of 33% of our issued share capital for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed. We expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and the U.S. Securities and Exchange Commission, including those rules that limit our ability to issue shares in specified circumstances. This authorization is required as a matter of Irish law and is

63  2021 Proxy Statement

Proposals to be Voted on

not otherwise required for other companies listed on the NYSE with whom we compete. Approval of this resolution would merely place us on par with other NYSE-listed companies.

Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the Company at the AGM:

RESOLVED that the directors are generally and unconditionally authorized to exercise all powers to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal value of €44,077.16 (44,077,160 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued share capital of the Company as at the last practicable date prior to the issue of the notice of this meeting) and that the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred had not expired.

The Board of Directors unanimously recommends that shareholders vote

FOR the renewal of the Board’s authority to issue shares under Irish law

Proposal 5 – Renew the Board’s Authority to Opt-out of Statutory Pre-emption Rights under Irish Law

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). On May 6, 2020, shareholders granted the Board this authorization, with such authority to expire on November 6, 2021. The proposed resolution seeks to renew the Board’s authority to opt-out of statutory pre-emption rights.

It is customary practice in Ireland to seek shareholder authority to opt-out of the pre-emption rights provision in the event of (1) the issuance of shares in connection with any rights issue and (2) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued share capital (with the possibility of issuing an additional 5% of the company’s issued share capital provided the company uses it only in connection with an acquisition or specified capital investment that is announced contemporaneously with the issuance, or which has taken place in the preceding six-month period and is disclosed in the announcement of the issue), bringing the total acceptable limit to 10% of the company’s issued share capital.

It is also customary practice for such authority to be limited to a period of up to 18 months. Consistent with these customary practices, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked. We expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization requested in Proposal 4, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this

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Proposals to be Voted on

proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Approval of this resolution would merely place us on par with other NYSE-listed companies.

Accordingly, we are asking shareholders to approve the following resolution as a Special Resolution of the Company at the AGM:

RESOLVED that, subject to and conditional on the passing of the resolution in respect of Proposal No. 4 as set out above, the directors are empowered pursuant to section 1023 of the Companies Act 2014 to allot and issue equity securities (within the meaning of section 1023 of the Companies Act 2014) for cash, pursuant to the authority conferred by Proposal No. 4 as if section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to:

(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of €13,356.72 (13,356,720 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 15, 2021) (the latest practicable date before this Proxy Statement) provided that, with respect to 6,678,360 of such shares, (being equivalent to approximately 5% of the issued ordinary share capital as of March 15, 2021), such allotment is to be used for the purposes of an acquisition or a specified capital investment;

and, in each case, the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

The Board of Directors unanimously recommends that shareholders vote FOR the renewal of the Board’s authority to opt-out of statutory pre-emption rights under Irish law

65  2021 Proxy Statement

Other Matters

Presentation of Irish Statutory Financial Statements

The Company’s Irish Statutory Financial Statements for the fiscal year ended December 31, 2020, including the reports of the directors and auditor thereon, will be considered at the AGM. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those accounts to shareholders of record in connection with our AGM. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the AGM. We will mail without charge, upon written request, a copy of the Irish Statutory Financial Statements to beneficial owners of our shares and shareholders of record. Requests should be sent to: Perrigo Company plc, Attention: Todd W. Kingma, Company Secretary, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or at GeneralMeeting@perrigo.com. The Company’s Irish Statutory Financial Statements are also available on our website at www.perrigo.com.

66

Annual Report on Form 10-K

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including financial statement schedules, is on file with the Securities and Exchange Commission and delivered with this proxy statement. If you would like a copy of the exhibits to the Form 10-K, please contact Todd W. Kingma, Company Secretary, Perrigo Company plc, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or at GeneralMeeting@perrigo.com.

67 2021 Proxy Statement

Questions and Answers and Voting Information

Questions and Answers and Voting Information

1.	Who may vote and how many votes do I have?

Shareholders owning Perrigo’s ordinary shares at the close of business on March 15, 2021, the record date, or their proxy holders, may vote their shares at the AGM. On that date, there were 133,567,151 Perrigo ordinary shares outstanding.

Each ordinary share held as of the record date is entitled to one vote on each matter properly brought before the AGM.

2.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholder of Record: If your ordinary shares are registered directly in your name with Perrigo’s Transfer Agent, Computershare, you are considered, with respect to those shares, the “shareholder of record.”

Beneficial Owner: If your shares are held in a brokerage account or by another nominee (including through a Tel Aviv Stock Exchange (“TASE”) Clearing House member), you are considered to be the beneficial owner of shares held in “street name.” If you are a beneficial shareholder (other than of shares traded through the TASE), these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote. If you are a beneficial owner of shares traded through TASE, the TASE member through which you hold your shares should have provided voting instructions for you to use to vote your shares.

3.	How do I vote?

While you should follow the specific voting instructions given by your bank, broker or other nominee; here is a summary of the common voting methods:

If you own ordinary shares as a shareholder of record, you may vote your shares in any of the following ways:

•	mailing your completed and signed proxy card in the enclosed return envelope by following the instructions set forth in the enclosed proxy card;

•	voting over the Internet as instructed on the enclosed proxy card or by telephone by following the recorded instructions or;

•	attending the virtual AGM and voting electronically.

If you vote by Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

If you hold your shares in street name (other than through a TASE Clearing House member):

•

You are invited to attend, but not vote at, the AGM unless you obtain a legal proxy giving you the right to vote those shares at the AGM from the broker, bank or other nominee holding your shares in street name and submit that legal proxy to Mediant in advance of the AGM. In addition, you may request paper copies of the Proxy Statement from your broker, bank or nominee by following the instructions on the Internet Notice of Availability provided by your broker, bank or nominee.

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Questions and Answers and Voting Information

If you own shares that are traded through the TASE, you may vote your shares in one of the following ways:

•

By mail: complete, sign and date the proxy card (in the form filed by the Company on MAGNA, the distribution site of the Israel Securities Authority, at www.magna.isa.gov.il) and attach to it an ownership certificate from the Tel Aviv Stock Exchange Clearing House Ltd (the “TASE Clearing House”) member through which your shares are registered indicating that you were the beneficial owner of the shares on March 15, 2021, the record date for voting, and return the proxy card along with the ownership certificate, to our designated address for that purpose in Israel, P.O. Box 7100, Tel Aviv, 6107002, Israel. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered. The proxy card and ownership certificate must be received no later than May 9, 2021 at 11:59 p.m. Israel Time to be included in the tally of shares voted at the AGM.

•

Voting electronically: shareholders who hold shares through members of the TASE may vote electronically via the electronic voting system of the Israel Securities Authority no later than May 9, 2021 at 11:30 p.m. Israel Time. You should receive instructions about electronic voting from the TASE member through which you hold your shares.

•

Attending and voting at the virtual AGM: If you wish to participate in the virtual AGM, you must register in advance of the Registration Deadline of May 10, 2021 at 5:00 p.m. (U.S. Eastern Time). To register for the virtual AGM, you must send an email to the Company at GeneralMeeting@perrigo.com, together with an ownership certificate that you may obtain from the TASE Clearing House member through which your shares are registered indicating that you were the beneficial owner of the shares on March 15, 2021, the record date for voting. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered. Once ownership is verified, Mediant will send an email to you with registration instructions and a control number in order to register for the virtual AGM which must be completed prior to the foregoing Registration Deadline. After completion of your registration by the foregoing Registration Deadline noted above, further instructions, including a link to access the AGM will be emailed to you to access the virtual AGM.

Other than as set out in this Proxy Statement, the Board knows of no other matter to be presented at the AGM. If any other business properly comes before the AGM, such business will be decided on a poll conducted on www.proxydocs.com/PRGO.

4.	If I voted by proxy, can I still attend and vote electronically at the virtual AGM?

Yes. Even if you have voted by proxy, you may still attend and vote electronically at the virtual AGM. Please note, however, that if you are a beneficial owner whose shares are held in street name, you are not the shareholder of record. In that event, if you wish to attend and vote electronically at the virtual AGM, you must obtain a proxy issued in your name from that holder of record giving you the right to vote your shares electronically at the virtual AGM. In either case, you will need to register for the virtual AGM by the foregoing Registration Deadline. Upon completing registration further instructions including a link to access the AGM will be emailed to you.

69  2021 Proxy Statement

Questions and Answers and Voting Information

If you are a beneficial owner of shares traded through the TASE and wish to participate in the virtual AGM, you must obtain a certificate of ownership from the TASE Clearing House member through which your shares are registered and send it to the Company at GeneralMeeting@perrigo.com, following which you will receive an email from Mediant with instructions and a control number to register for the virtual AGM. After completion of your registration for the virtual AGM, prior to the Registration Deadline of May 10, 2021 at 5:00 p.m. (U.S. Eastern Time), further instructions including a link to access the virtual AGM will be emailed to you.

5.	May I change my vote after I have mailed my signed proxy card or voted by telephone or over the Internet?

Yes, if you own ordinary shares as a shareholder of record, you may change your vote at any time before your proxy is voted at the AGM in one of four ways:

•	timely deliver a valid later-dated proxy by mail by following the instructions set forth in the enclosed proxy card;

•	timely deliver written notice that you have revoked your proxy to the Company Secretary at the following address:

Perrigo Company plc,

Sharp Building,

Hogan Place,

Dublin 2, D02 TY74, Ireland

Attn: Company Secretary;

•	timely submit revised voting instructions by telephone or over the Internet by following the instructions set forth on the proxy card; or

•

attend the virtual AGM and vote in person. Simply attending the virtual AGM, however, will not revoke your proxy or change your voting instructions; you must vote electronically at the AGM to change your vote. You will need to register for the virtual AGM by the foregoing Registration Deadline. Upon completing registration further instructions including a link to access the virtual AGM will be emailed to you.

If you are a beneficial owner of shares held in street name (including through a TASE Clearing House member) and you have instructed your bank, broker or other nominee to vote your shares, you may revoke your proxy at any time, before it is exercised, by:

•	following the requirements of your bank, broker or nominee or, if your shares are traded through the TASE, the TASE Clearing House member through which your shares are registered; or

•

attending the virtual AGM, by registering for the AGM prior to the Registration Deadline stated above and voting electronically at it by obtaining a legal proxy from your bank, broker or nominee and submitting the legal proxy to Mediant in advance of the AGM (if your shares are traded through the NYSE) or by obtaining a certificate of ownership from the TASE Clearing House member through which your shares are registered and submitting the certificate of ownership to the Company at GeneralMeeting@perrigo.com to obtain an email from Mediant with instructions and a control number to register for the virtual AGM, which must be completed prior to the Registration Deadline stated above (if your shares are traded through the TASE).

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Questions and Answers and Voting Information

6.	Participating in the Meeting.

Due to the ongoing public health crisis caused by COVID-19, this year’s AGM will be a virtual only meeting accessible through the internet. If you wish to participate in the AGM, you must be a shareholder on the record date. To be admitted to the virtual AGM, prior registration is required by 5:00 p.m. (U.S. Eastern Time) on May 10, 2021, the Registration Deadline at www.proxydocs.com/PRGO. The Notice, proxy card, or other voting instruction form sent to you with this Proxy Statement contains a control number. If you hold your shares in a broker or bank or other account, and cannot locate your Control Number, you must contact the broker, bank or other institution where you have your account to obtain your Control Number. As part of the registration process, you must enter your Control Number. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the AGM, will be emailed to you.

If you are a beneficial owner of shares traded through the TASE and wish to participate in the virtual AGM, you must obtain a certificate of ownership from the TASE Clearing House member through which your shares are registered and send it to the Company at GeneralMeeting@perrigo.com, following which you will receive an email from Mediant with instructions and a control number to register for the virtual AGM. After completion of your registration for the virtual AGM, prior to the Registration Deadline of May 10, 2021 at 5:00 p.m. (U.S. Eastern Time), further instructions including a link to access the virtual AGM will be emailed to you.

This year’s shareholder question and answer session will include questions submitted in advance of the virtual AGM. You may submit a question in advance of the meeting at www.proxydocs.com/PRGO after registering for the meeting by logging in with your Control Number.

Shareholders may vote and submit questions while connected to the virtual AGM. Once registered by the Registration Deadline, you must follow the email instructions received from Mediant and click on the unique link to attend the virtual AGM online, to vote or submit comments or questions on proposals, and exercise any other shareholder rights at the virtual AGM. If you have already voted by proxy before the virtual AGM, you are not required to vote again at the virtual meeting unless you want to change your vote after submitting the proxy. Additional information regarding the rules and procedures for participating in the virtual AGM will be set forth in our meeting rules of conduct, which shareholders can view during the meeting at the virtual meeting site.

7.	Technical Support to Participate in Virtual AGM.

Anyone who has technical difficulties accessing or using the virtual meeting site during the AGM should call the technical support number on the virtual meeting site or in the email with instructions. The virtual meeting site is supported on browsers (e.g., Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Each participant should ensure strong Wi-Fi or other internet connection.

8.	How does discretionary voting authority apply?

If you sign, date and return your proxy card or vote by telephone or Internet, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Ray Silcock and Todd Kingma to vote on the items discussed in these proxy materials and on any other matter that is properly raised at the AGM. In that event, your proxy will be voted consistent with the Board’s voting recommendations and FOR or AGAINST any other properly raised matters at the discretion of Ray Silcock and Todd Kingma.

71  2021 Proxy Statement

Questions and Answers and Voting Information

9.	What constitutes a quorum?

According to our Memorandum and Articles of Association and the Irish Companies Act 2014 (as amended by the Companies (Miscellaneous Provisions)(COVID-19) Act 2020), one or more persons present at the virtual meeting and holding or representing by proxy more than 50% of the total issued shares constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, vote by telephone or Internet, or attend the virtual AGM. Abstentions and broker non-votes are counted as “shares present” at the AGM for purposes of determining whether a quorum is present at the meeting.

10.	What are broker non-votes?

A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will not have discretionary authority to vote on any matter at the AGM other than Proposals 2,4 and 5 and will be considered “broker non-votes” having no effect on the relevant resolution.

11.	What is the required vote?

To pass an ordinary resolution, a simple majority of the votes cast in person or by proxy must be in favor of the resolution, while 75% of the votes cast is required for a special resolution to pass.

Proposals 1-4 are ordinary resolutions requiring a simple majority of votes cast. Proposal 5 is a special resolution requiring 75% of votes cast to pass. Abstentions and broker non-votes will have no impact on the outcome of any proposal.

12.	How do I submit a shareholder proposal or director nomination for the next AGM?

If you want to submit a proposal for inclusion in our proxy statement for the 2022 AGM or nominate an individual for election as a director at the 2022 AGM, you should carefully review the relevant provisions of the Company’s Memorandum and Articles of Association. You must submit your proposal no later than December 2, 2021. Your nomination or proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission (the “SEC”) and the Memorandum and Articles of Association of the Company. If you want to submit a nomination or proposal to be raised at the 2022 AGM but not included in the proxy statement, we must receive your written proposal on or after February 11, 2022, but on or before March 3, 2022. If you submit your proposal after the deadline, then SEC rules permit the individuals named in the proxies solicited by Perrigo’s Board of Directors for that meeting to vote on that proposal at their discretion, but they are not required to do so.

To properly bring a proposal (other than the nomination of a director) before an annual general meeting, the advance notice provisions of our Articles of Association require that your notice of the proposal must include in summary: (1) your name and address and the name and address of the beneficial owner of the shares, if any; (2) the number of Perrigo ordinary shares owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings that you or any beneficial owner have entered into with respect to the shares (which information must be supplemented as of the record date) or the business proposed to be brought before the meeting; (4) a representation that you or any beneficial owner are the holder of shares entitled to vote at the meeting and intend to appear at the meeting to propose such business; (5) a representation whether you or any beneficial owner are a part of a

72

Questions and Answers and Voting Information

group that intends to deliver a proxy statement or otherwise solicit proxies on the proposal; (6) any other information regarding you or any beneficial owner that would be required under the SEC’s proxy rules and regulations; and (7) a brief description of the business you propose to be brought before the meeting, the reasons for conducting that business at the meeting, and any material interest that you or any beneficial owner has in that business. You should send any proposal to our Company Secretary at Perrigo Company plc, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland.

With respect to director nominations, the advance notice provisions of our Articles of Association require that your notice of nomination must include: (1) your name and address and the name and address of the beneficial owner of the shares, if any; (2) the number of Perrigo ordinary shares owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings that you or any beneficial owner have entered into with respect to the shares (which information must be supplemented as of the record date); (4) a representation that you or any beneficial owner are the holder of shares entitled to vote at the meeting and intend to appear at the meeting to propose such business; (5) a representation whether you or any beneficial owner are a part of a group that intends to deliver a proxy statement or otherwise solicit proxies on the proposal; (6) the name, age and home and business addresses of the nominee; (7) the principal occupation or employment of the nominee; (8) the number of Perrigo ordinary shares that the nominee beneficially owns; (9) a statement that the nominee is willing to be nominated and serve as a director; (10) an undertaking to provide any other information required to determine the eligibility of the nominee to serve as an independent director or that could be material to shareholders’ understanding of his or her independence; and (11) any other information regarding you, any beneficial owner or the nominee that would be required under the SEC’s proxy rules and regulations had our Board of Directors nominated the individual. You should send your proposed nomination to our Company Secretary at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland.

13.	How do I use proxy access to nominate a director candidate for the next AGM?

Any stockholder or group of up to 20 stockholders meeting our continuous ownership requirement of 3% or more of our ordinary shares for at least 3 years who wishes to nominate a candidate or candidates for election in connection with our 2022 AGM and require us to include such nominees in our proxy statement and form of proxy must submit their nomination and request so it is received by us on or after November 2, 2021, but on or before December 2, 2021. The number of candidates that may be so nominated is limited to the greater of two or the largest whole number that does not exceed 20% of the Board. Loaned shares recallable on five U.S. business days’ notice count as owned for purposes of meeting the continuous ownership requirement, but each stockholder in the requesting group must have full voting and investment rights as well as economic interest in their shares at the time of nomination, record date and meeting date. Two or more investment funds that are under common management and investment control will count as one stockholder for purposes of determining the size of the group. All proxy access nominations must meet the requirements of the Company’s Memorandum and Articles of Association. You should send your nomination and request to our Company Secretary at Perrigo Company plc, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland.

14.	What are the Irish Statutory Financial Statements?

The Irish Statutory Financial Statements are the financial statements required to be prepared in accordance with the Irish Companies Act 2014 and cover the results of operations and financial position of the Company for the fiscal year ended December 31, 2020. Our Irish statutory financial statements, including

73  2021 Proxy Statement

Questions and Answers and Voting Information

the reports of the auditor and the directors thereon, will be considered at the AGM and we are mailing those accounts to shareholders of record. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and deliver those accounts to shareholders of record in connection with our AGM. However, as shareholder approval of those financial statements is not required, it will not be sought at the AGM. We will mail without charge, upon written request, a copy of the Irish statutory financial statements to beneficial owners and shareholders of record of our shares. Requests should be sent to: Perrigo Company plc, Attention: Company Secretary, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland or by email at GeneralMeeting@perrigo.com.

15.	What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should complete and return each proxy card you receive to guarantee that all of your shares are voted.

16.	Who pays to prepare, mail and solicit the proxies?

Perrigo pays all of the costs of preparing and mailing the proxy statement and soliciting the proxies. We do not compensate our directors, officers and employees for mailing proxy materials or soliciting proxies in person, by telephone or otherwise.

17.	Can I access these proxy materials on the Internet?

Yes. Our Proxy Statement, Annual Report on Form 10-K, Irish Statutory Financial Statements and a link to the means to vote by Internet are available at www.proxydocs.com/PRGO.

74

Exhibit A

EXHIBIT A

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company’s ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company’s prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

PERRIGO COMPANY PLC RECONCILIATION OF NON-GAAP MEASURES

Table I

(in millions)

(unaudited)

	Twelve Months Ended December 31, 2020
Consolidated	Net Sales	Operating Income
Reported	$5,063.3	$115.4
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$295.0
Acquisition and integration-related charges and contingent consideration adjustments	—	13.9
Restructuring charges and other termination benefits	—	3.6
(Gain) loss on divestitures	—	0.2
Unusual litigation	—	19.8
Separation and reorganization expense	—	1.1
Impairment charges	—	346.8

Adjusted	$5,063.3	$795.8

1 2021 Proxy Statement

Exhibit A

Twelve Months Ended December 31, 2019
Consolidated	Net Sales
Reported	$4,837.4
Pre-tax adjustments:
Operating results attributable to held-for-sale business*	(24.1)
Ranitidine market withdrawal**	9.2

Adjusted	$4,822.5

* Held-for-sale business includes our now divested animal health business.

** Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019
Consumer Self-Care Americas	Net Sales	Net Sales
Reported	$2,693.0	$2,487.7
Pre-tax adjustments:
Operating results attributable to held-for-sale business**	—	(24.1)
Ranitidine market withdrawal*	—	7.4

Adjusted	$2,693.0	$2,471.0

* Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

** Held-for-sale business includes our now divested animal health business.

	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019
Consumer Self-Care International	Net Sales	Net Sales
Reported	$1,395.2	$1,382.2
Pre-tax adjustments:
Ranitidine market withdrawal*	—	1.8

Adjusted	$1,395.2	$1,384.0

* Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

2

Exhibit A

PERRIGO COMPANY PLC RECONCILIATION OF NON-GAAP MEASURES

Table II

(in millions)

(unaudited)

	Twelve Months Ended
	December 31, 2020	December 31, 2019	Total Change	FX Change	Constant Currency Change
Adjusted Net Sales
Consolidated net sales as so adjusted	$5,063.3	$4,822.5	5.0%
Less: Animal health*	—	(19.6)
Less: Canoderm prescription product	—	(13.2)
Less: Rosemont Pharmaceuticals business	—	(27.1)

Consolidated net sales as so adjusted excluding divested businesses	$5,063.3	$4,762.6	6.3%	0.1%	6.4%
Less: Ranir***	(139.1)	—
Less: Dr. Fresh**	(72.3)	—
Less: Eastern European Brands Acquisition	(2.1)	—

Organic Consolidated net sales as so adjusted	$4,849.8	$4,762.6	1.8%	0.1%	1.9%
CSCA net sales as so adjusted	$2,693.0	$2,471.0	9.0%
Less: Animal health*	—	(19.6)

CSCA net sales as so adjusted excluding divested businesses	$2,693.0	$2,451.4	9.9%	0.4%	10.3%
Less: Ranir***	(100.0)	—
Less: Dr. Fresh**	(68.2)	—

Organic CSCA net sales as so adjusted	$2,524.8	$2,451.4	3.0%	0.4%	3.4%
CSCI net sales as so adjusted	$1,395.2	$1,384.0	0.8%
Less: Rosemont Pharmaceuticals business	—	(27.1)
Less: Canoderm prescription product	—	(13.2)

CSCI net sales as so adjusted excluding divested businesses	$1,395.2	$1,343.7	3.8%	(0.2)%	3.6%
Less: Ranir***	(39.1)	—
Less: Dr. Fresh**	(4.1)	—
Less: Eastern European Brands Acquisition	(2.1)	—

Organic CSCI net sales as so adjusted	$1,349.9	$1,343.7	0.5%	(0.3)%	0.2%
RX	$975.1	$967.5	0.8%

* This line item excludes the $19.6 million in animal health net sales before the business was classified as held-for-sale for comparative purposes only. This amount is in addition to the $24.1 million of animal health net sales that was excluded from adjusted net sales for the twelve months ended December 31, 2019.

** Dr. Fresh acquisition comprises all oral self-care assets purchased from High Ridge Brands, including the brands Dr. Fresh®, REACH® and Firefly®.

*** Includes Ranir net sales through the second quarter of 2020.

3  2021 Proxy Statement

Perrigo(r) P.O. BOX 8016, CARY, NC 27512-9903 Approved US Proxy Card - Peggy Milbocker - March 16, 2021 at 9:51 a.m. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/PRGO Cast your vote online Have your Proxy Card ready. Follow the simple instructions to record your vote. PHONE Call 1-866-859-2051 Use days any a week. touch-tone telephone, 24 hours a day, 7 Have your Proxy Card ready. Follow the simple recorded instructions. MAIL Mark, sign and date your Proxy Card. Fold and return your Proxy Card Form in the postage-paid envelope provided. Perrigo Company plc Annual General Meeting of Shareholders For Shareholders as of March 15, 2021 TIME: Wednesday, May 12, 2021 08:30 AM, Eastern Time (1:30 PM Irish Time) PLACE: Annual General Meeting to be held live via the Internet - please visit www.proxydocs.com/PRGO for more details. CONTROL NUMBER <- Please fold here - Do not separate -> This proxy is being solicited on behalf of the Board of Directors The undersigned, revoking any proxy or voting instructions previously given, appoints Raymond P. Silcock and Todd W. Kingma (the "Named Proxies"), and each of them, as attorneys and proxies with full power of substitution and authorizes them to represent and vote as indicated on the reverse side of this card, with all powers which the undersigned would possess if personally present, all the ordinary shares of Perrigo Company plc held of record by the undersigned on March 15, 2021, at the Annual General Meeting of Shareholders to be held virtually at 8:30 a.m. U.S. Eastern Time (1:30 p.m. Irish Time) on May 12, 2021, via live webcast (with details available at www.proxydocs.com/PRGO) or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" each director nominee named in Proposal 1, and "FOR" Proposals 2 through 5. If you vote by Internet or telephone, please do not send your proxy by mail. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. A proxy submitted by a shareholder of record by mail must be received by May 11, 2021 at 11:59 p.m. U.S. Eastern Time. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright (C) 2021 Mediant Communications Inc. All Rights Reserved

Perrigo Company plc Annual General Meeting of Shareholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3, 4, 5. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Elect Directors to hold office until the 2021 Annual General Meeting of Shareholders: FOR AGAINST ABSTAIN 1.01 Bradley A. Alford FOR #P2# #P2# #P2# 1.02 Orlando D. Ashford FOR #P3# #P3# #P3# 1.03 Rolf A. Classon FOR #P4# #P4# #P4# 1.04 Katherine C. Doyle FOR #P5# #P5# #P5# 1.05 Adriana Karaboutis FOR #P6# #P6# #P6# 1.06 Murray S. Kessler FOR #P7# #P7# #P7# 1.07 Jeffrey B. Kindler FOR #P8# #P8# #P8# 1.08 Erica L. Mann FOR #P9# #P9# #P9# 1.09 Donal O'Connor FOR #P10# #P10# #P10# 1.10 Geoffrey M. Parker FOR #P11# #P11# #P11# 1.11 Theodore R. Samuels FOR #P12# #P12# #P12# FOR AGAINST ABSTAIN 2. Ratify the appointment of Ernst & Young LLP as our independent auditor for the period ending FOR December 31, 2021 and authorize the Board of Directors, acting through the Audit Committee, to #P13# #P13# #P13# fix the remuneration of the auditor: 3. Advisory vote on the Company's executive compensation: FOR #P14# #P14# #P14# 4. Renew the Board's authority to issue shares under Irish law: FOR #P15# #P15# #P15# 5. Renew the Board's authority to opt-out of statutory pre-emption rights under Irish law: FOR #P16# #P16# #P16# In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/PRGO by following the instructions in the Proxy Statement Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date

Perrigo(R) P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: MAIL " Mark, sign and date your Proxy Card. " Fold and return your Proxy Card Form in the postage-paid envelope provided. Approved by Peggy Milbocker 16 March 2021 Perrigo Company plc Annual General Meeting of Stockholders For Stockholders as of March 15, 2021 TIME: Wednesday, May 12, 2021 08:30 AM, Eastern Time PLACE: Annual General Meeting to be held live via the Internet - please visit www.proxydocs.com/PRGO for more details. CONTROL NUMBER <- Please fold here - Do not separate -> This proxy is being solicited on behalf of the Board of Directors The undersigned, revoking any proxy or voting instructions previously given, appoints Raymond P. Silcock and Todd W. Kingma, and each of them, as attorneys and proxies with full power of substitution and authorizes them to represent and vote as indicated on the reverse side of this card, with all powers which the undersigned would possess if personally present, all the ordinary shares of Perrigo Company plc held of record by the undersigned on March 2021, at 15, www. 2021, proxydocs. at the Annual com/PRGO General or Meeting any adjournment of Shareholders thereof. to be held virtually at 8:30 a.m. U.S. Eastern Time (1:30 p.m. Irish Time) on May 12, be This voted Proxy, "FOR" when each properly director executed, nominee will named be voted in Proposal in the manner 1, and directed "FOR" Proposals herein by 2 the through undersigned 5. If you shareholder. vote by Internet If no or direction telephone, is made, please this do proxy not send will your proxy by mail. which Please your sign shares and date are this registered, proxy card to Perrigo and return Company it promptly, plc, P. together O. Box 7100, with an Tel Ownership Aviv, Israel Certificate 6107002 from so your the TASE shares Clearing may be House represented member at the through Meeting. The proxy card and Ownership Certificate must be received no later than May 9, 2021 at 11:59 p.m. Israel Time, to be validly included in the tally of shares voted at the Meeting. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright (C) 2021 Mediant Communications Inc. All Rights Reserved

Perrigo Company plc Annual General Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3, 4, 5. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Elect Directors to hold office until the 2022 Annual General Meeting of Shareholders: FOR AGAINST ABSTAIN 1.01 Bradley A. Alford FOR #P2# #P2# #P2# 1.02 Orlando D. Ashford FOR #P3# #P3# #P3# 1.03 Rolf A. Classon FOR #P4# #P4# #P4# 1.04 Katherine C. Doyle FOR #P5# #P5# #P5# 1.05 Adriana Karaboutis FOR #P6# #P6# #P6# 1.06 Murray S. Kessler FOR #P7# #P7# #P7# 1.07 Jeffrey B. Kindler FOR #P8# #P8# #P8# 1.08 Erica L. Mann FOR #P9# #P9# #P9# 1.09 Donal O'Connor FOR #P10# #P10# #P10# 1.10 Geoffrey M. Parker FOR #P11# #P11# #P11# 1.11 Theodore R. Samuels FOR #P12# #P12# #P12# FOR AGAINST ABSTAIN 2. Ratify the appointment of Ernst & Young LLP as our independent auditor for the period ending FOR December 31, 2021 and authorize the Board of Directors, acting through the Audit Committee, to #P13# #P13# #P13# fix the remuneration of the auditor: 3. Advisory vote on the Company's executive compensation: FOR #P14# #P14# #P14# 4. Renew the Board's authority to issue shares under Irish law: FOR #P15# #P15# #P15# 5. Renew the Board's authority to opt-out of statutory pre-emption rights under Irish law: FOR #P16# #P16# #P16# In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. You must pre-register to attend the meeting online please visit www.proxydocs.com/PRGO for more details Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date